Exhibit 10.2

Commitment line agreement
(total loan limit: 1.5 billion yen)

November 19, 2025

(Borrower)

Leifras Co., Ltd.

(Agent)
Mizuho Bank, Ltd.

(Lender)

Financial institution listed in the Lender column of Appendix I

i

Commitment Line Agreement

Leifras Co., Ltd. (hereinafter referred to as the “Borrower”), the financial institutions listed in Appendix I (hereinafter referred to as “Each Financial Institution”),

Financial institutions are referred to as “Lenders,” and all financial institutions are collectively referred to as “All Lenders.”

The Bank (hereinafter referred to as the “Agent”) will execute the Agreement on November 19, 2025 (hereinafter referred to as the “Agreement Date”).

) and agree as follows (hereinafter referred to as the “Agreement”).

Article 1 (Definition)

The following terms shall have the following meanings in this Agreement unless the context clearly indicates otherwise:

It has the meaning.

1. “Business days” means days other than bank holidays under Japanese laws and regulations.

2. “Agency Services” means the services entrusted to an agent by and on behalf of all lenders.

This refers to the business operations set out in each provision of this Agreement.

3. “Agent Account” means a current account held by the Agent at the head office of Mizuho Bank, Ltd.

(Account number: 5489314, Account name: Leifras Co., Ltd. Agent Account).

The agent designates another account as the new agent account and

If the attendant is notified, this refers to the account after the change.

4. “Agent Fee” means the fee for borrowing that is separately agreed upon between the Borrower and the Agent.

The commission paid by a person to an agent.

5. “Parent company,” “subsidiary,” “affiliated company,” and “related company” are terms, formats, and terms used in financial statements, etc.

Article 8 of the Regulations on the Preparation Method and the Implementation of the Financial Instruments and Exchange Act (Ministry of Finance Ordinance No. 59 of 1963, including subsequent amendments)

It means something that is defined.

6. “Loan” means the sum of individual loans made based on the same loan application.

7. “Loan period” means the period from the execution date (including the same date) to the repayment date of the principal of the loan (including the same date).

The period up to

8. “Loan Obligation” means the amount of the loan obligation that is to be provided during the Commitment Period, subject to the fulfillment of the requirements set forth in each item of Article 5.

In response to the borrower’s application for a loan as set forth in Article 4, the lender will provide the borrower with an individual loan.

The obligation to carry out the following.

9. “Loan Limit” means the amount of the loan for each lender listed as “Loan Limit” in the Lender column of Appendix I.

Amount (however, if it has been changed in accordance with the provisions of Article 29, Paragraph 2, the changed amount)

This refers to...

10. “Loan claims” means claims relating to individual loans.

11. “Unavailable Period” means the period from the date on which the Borrower receives the notice under Article 8, Paragraph 1 (including the same date).

The period from the date of receipt of the notification under Paragraph 2 of the same Article to the date of receipt (including the date of receipt).

12. “Causes of loan inability” include: (1) the outbreak of natural disasters, war, or terrorist attacks; (2) the breakdown of electricity, communications, or various payment systems;

3) Inability to carry out yen lending and borrowing transactions in the Tokyo interbank market;

Other reasons not attributable to the lender, which result in the whole or part of the lender’s

It has become impossible for many lenders to execute the loan (it is difficult for many lenders to reach a consensus)

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 1

In this case, the agent will make the decision.

13. “Borrower’s Designated Account” means the Borrower’s ordinary deposit account at Mizuho Bank, Ltd., Yokoyamacho Branch.

(Account number: 2190043, account name: Leifras Co., Ltd.) However, if the borrower is changed

The Borrower may designate another account as the designated account of the Borrower, and the Agent may approve the same, and the Agent may

If the Account has notified the Borrower and all Lenders, the Account after such change.

14. “Loan Application Form” means the document pursuant to Article 4, Paragraph 1 that a Borrower submits when the Borrower wishes to borrow under this Agreement.

Application in accordance with Annex II to be submitted to the Agent in accordance with the Regulations or in the form prescribed by the Agent

This refers to a receipt.

15. “Old Refinancing Loan” means a loan that has already been executed and whose principal repayment date is the desired execution date of the New Refinancing Loan.

It refers to the attachment.

16. “New refinancing loan” means a loan whose desired execution date is the repayment date of the principal of an already executed loan.

cormorant.

17. “Prepayment” means the repayment of all or part of the principal of a loan before the due date of the principal of the loan.

This means that.

18. “Base loan period” refers to the period stated in the loan application form that is used as an index for setting the base interest rate.

It means space.

19. The “base rate” is the rate set at 11:00 AM or as close as possible to 11:00 AM two business days prior to the desired execution date.

The Japanese Yen TIBOR published by the JBA TIBOR Administration as of 11:00 a.m. onward

(Telerate 17097 page or its successor page) and the interest rate corresponding to the standard loan period

If the standard loan period is more than one week but less than one month, the period shall be set at one month.

If the loan is for more than one month but less than three months, the interest rate for the three-month period will be applied. If the loan is for more than three months but less than six months, the interest rate for the three-month period will be applied.

If the interest rate is not published for some reason, the interest rate will be the rate corresponding to the six-month period.

If this is not possible, the deadline will be 11:00 AM on the second business day prior to the desired execution date or the closest time thereto.

Yen lending transactions in the Tokyo interbank market for a period corresponding to the relevant standard lending period

The offered rate is the interest rate (expressed as an annual percentage rate) that the agent reasonably determines.

However, if the interest rate determined under this paragraph is below 0%, the base interest rate shall be 0%.

20. “Permitted Security Interest” means (i) a security interest that has already been created at the time of the execution of this Agreement and that is not held by a lender or lender.

(ii) a security interest that includes Agent’s claims under this Agreement as secured claims, and

Any claim of the lender or agent under this Agreement established without violating any provision of this Agreement.

(iii) a security interest (including a revolving security interest; the same applies hereinafter) secured by the above; and

It also collectively refers to liens and other security rights that are automatically established based on laws and regulations.

21. “Accrued Interest” means the amount of interest accrued in the event of an early payment under this Agreement (including the enforcement of a Permitted Security Interest or

This includes cases where the principal is extinguished through a voluntary sale or substitute payment of the assets subject to the permitted security interest.

The same applies hereinafter in this paragraph.) or set-off,

accrues up to the date of prepayment or set-off in respect of the principal amount set-off.

Interest (calculated in accordance with the provisions of Article 10, Paragraph 2).

22. “Financial documents, etc.” means (i) the documents set forth in Article 435 of the Companies Act (Act No. 86 of 2005, including subsequent amendments);

Financial statements for each fiscal year stipulated in Article 2, Paragraph 2 (including balance sheets and

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 2

The income statement and the statement of changes in shareholders’ equity and notes as provided for in Article 59, Paragraph 1 of the Ordinance on Corporate Accounting (Ministry of Justice Ordinance No. 13 of 2006, including subsequent amendments) and

Business reports (when there is a legal obligation to audit these documents, etc., or other

(ii) Article 441, paragraph 1 of the Companies Act

Provisional financial statements as provided for in paragraph 1.

23. “Fiscal Year” means a fiscal year, excluding half-years and quarters.

24. “Taxes and public dues” means all taxes, including income tax, corporate tax, and other taxes that may be imposed in Japan.

This refers to public taxes or charges.

25. “Individual loan” means a loan made to each lender based on the same loan application.

26. “Individual Loan Disbursement Amount” means the amount of money that a Lender lends to a Borrower through an Individual Loan.

In addition, “individual loan disbursement amount” refers to the amount of individual loan disbursement (the amount of loan disbursement related to the relevant loan application form).

(The amount calculated by multiplying the total amount of the loan by the lender’s participation rate.)

27. “Individual Loan Outstanding Amount” means the principal, interest, late payment charges, liquidation fees, and other amounts payable under this Agreement relating to Individual Loans.

This refers to all amounts that the Borrower is obligated to pay pursuant to the

28. “Commitment Period” means the period from November 28, 2025 (inclusive) to the end of the loan obligations of all lenders.

The period until the end of the work.

29. “Commitment Deadline” means November 30, 2026 (provided that such date does not fall on a business day).

If the winning bid is successful, the winning bid will be valid until the previous business day.

30. “Commitment Fee” means the fee paid by the Borrower to each Lender pursuant to Article 13.

say.

31. “Commitment Fee Calculation Period” means the start date of each Commitment Fee Calculation Period in the table below.

(including the same day) to the end date of each corresponding commitment fee calculation period (including the same day)

However, if the loan obligations of all or some of the lenders are

If the commitment fee calculation period for the lender ends before the expiration date, the commitment fee calculation period for the lender will be

The loan obligations of the lender will be terminated on the date (including the same date) on which the loan obligations of the lender are terminated, and the

There shall be no toffee calculation period.

	Commitment fee calculation period start date	Commitment fee calculation period End Date
First time	November 28, 2025	May 31, 2026
Second time	June 1, 2026	Commitment Deadline

32. “Commitment Fee Rate” means 0.35% per annum.

33. “Financial Covenant Compliance Report” means a report in accordance with Appendix III or in the form prescribed by the Agent.

This refers to...

34. “Participation Rate” means the percentage of each lender’s loan limit to the total loan limit.

35. “Asset Covenant Compliance Report” means a report in accordance with Appendix IV or in the form prescribed by the Agent.

This refers to...

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36. “Desired Disbursement Date” means the date on which the Borrower wishes the Loan to be disbursed, as specified in the Loan Application.

The term “Commitment Period” refers to the business days within the commitment period set forth in (1).

37. “Disbursement Date” means the date on which a loan is disbursed.

38. “Payment Deadline” means, in the event that a payment date is specified in this Agreement, the day before the payment date.

It refers to 11 o’clock before noon.

39. “Spread” means 0.80% per annum.

40. “Liquidation proceeds” means (i) the repayment of principal of an Individual Loan before its principal repayment date (including the enforcement of a permitted security interest)

This includes cases where the principal is extinguished through a voluntary sale or substitute payment of the assets subject to the permitted security interest.

The same applies hereinafter in this paragraph.) or if offsetting is made, (ii) if the Borrower applies for a loan,

(iii) if the loan agreement for an Individual Loan is terminated pursuant to the first sentence of Article 587-2, Paragraph 2 of the Civil Code

(Act No. 89 of 1896, including subsequent amendments) before the execution of the Individual Loan,

If an individual loan is not made because all or part of the conditions set forth in or (iv) if the Borrower becomes accelerated pursuant to Article 22 and the Reinvested Interest Rate becomes clear.

The start date of calculation (for (i) the date of payment or offset, for (ii) and (iii)

(iv) is the date on which the loan is due and after the date on which the loan is due.

The calculation time is the time reasonably determined by the lender. The same applies below.

When the interest rate falls below the applicable interest rate set forth in the the principal amount of the loan made, and for (ii) and (iii), the individual loan disbursement amount for the individual loan;

(iv) refers to the principal amount of the individual loan at the time when it becomes due.

The same applies below.) is calculated by multiplying the difference between the reinvestment interest rate and the applicable interest rate by the actual number of days remaining in the remaining period.

“Remaining period” means the period from the start of calculation of the liquidation amount to the payment of the principal amount to be paid.

The “reinvestment interest rate” refers to the period up to the maturity date, and the “reinvestment interest rate” refers to the interest rate that is applied to the principal amount subject to liquidation over the remaining period.

The interest rate that the lender reasonably expects to pay is the interest rate assumed to be the interest rate when the loan is reinvested in the Tokyo interbank market.

The method of calculating the settlement amount is the interest rate determined by the one-year

The calculation is based on a daily rate of 365 days, with division performed at the end and any amount less than 1 yen rounded down.

41. “Total Loan Limit” means the total amount of loan limits of all lenders.

42. “Increased Costs” means (i) the enactment or amendment of laws and regulations, or changes in their interpretation or application; (ii)

or (iii) changes in accounting regulations or operations, etc.

the lender’s execution or maintenance of individual loans, maintenance of loan obligations, or preservation of rights,

If the costs of borrowing from the lender have increased significantly (provided that the increase is due to a change in the tax rate on the lender’s taxable income)

(excluding the above) means the increase (in an amount reasonably calculated by the lender).

43. “Increased Expense Lender” means a lender that has incurred increased expenses.

44. “Damage, etc.” means damages, losses, expenses, etc. (including attorney’s fees).

45. “Majority lenders” refers to the lenders whose participation rate at the time of the convergence of their wills (however, the lending obligations of all lenders) is less than the

If the lending obligations of some lenders are extinguished before the extinction, the individual outstanding loans related to those lenders

During the period in which the principal amount of the individual loan outstanding as of the reference point in time of the convergence of the

The participation rate shall be calculated based on the lender’s maximum lending amount, and the lending obligations of all lenders shall be calculated based on the

After the termination of the Agreement, while all debts under the Agreement relating to the Loan have not been fully repaid,

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The ratio of each lender to the total principal amount of outstanding individual loans of all lenders at the reference point in time

The total of the outstanding principal of the individual loans is 67% or more.

The “reference point for the convergence of opinions” means that when a lender determines that an event requiring instructions from a large number of lenders has occurred, the lender shall notify the agent under Article 27, Paragraph 1, Item 1.

The time when the borrower has received the loan is when the borrower determines that consensus among multiple lenders is necessary.

In this case, the time when the agent receives the notice under Article 27, paragraph 2, and

If it is determined that a consensus among multiple lenders is necessary, the provisions of Article 27, Paragraph 3 shall be applied.

The time when the agent issues a notice to

46. “Expenses Reimbursed” means the expenses incurred by the agent in the event that the agent makes an advance payment.

This refers to the amount calculated by multiplying the amount by the interest rate and the actual number of days in the advance payment period.

The amount of the advance payment made by the agent is

The “funding interest rate” refers to the period from the date of receipt of the advance payment to the date of receipt of the advance payment.

The interest rate that the agent reasonably determines as the interest rate at which the agent will raise funds over the period.

The calculation method for the out-of-pocket costs is to calculate the out-of-pocket costs on a pro rata basis, assuming one end is out-of-pocket and one year is 365 days.

The calculation is done at the end, and any amount less than 1 yen is rounded down.

47. “Advance Payment” means the completion of repayment by the Borrower on the repayment date.

Before the date hereof, the Agent shall pay to the Lenders an amount equivalent to the amount to be distributed to the Lenders pursuant to the provisions of Article 17.

Regarding the act of making and paying, or the individual loan by the lender on the desired execution date,

Before the execution of the individual loan, the agent will transfer to the borrower the amount equivalent to the amount to be individually loaned to the borrower.

This refers to the act of making payments to

48. “Transferee” means the person who acquires the status and rights under this Agreement in accordance with the provisions of Article 29, Paragraph 2.

A person to whom an interest obligation is transferred.

49. “Transferor” means the person who transfers the status and rights under this Agreement in accordance with the provisions of Article 29, Paragraph 2.

A person who transfers an interest obligation.

50. “Applicable interest rate” means the interest rate obtained by adding a spread to the base interest rate.

51. “Repayment date” means the date set forth in Article 4, Paragraph 2, Item 3 with respect to the principal and interest on the loan.

The repayment date for the commitment fee is the date set forth in Article 13, Paragraph 1.

and in respect of any other amounts, the date on which payment is due in accordance with this Agreement.

52. “Laws, etc.” means this Agreement, any transaction under this Agreement, or any treaty applicable to the parties to this Agreement,

Laws, ordinances, government ordinances, ministerial ordinances, Cabinet Office ordinances, rules, public notices, judgments, decisions, arbitral awards, notices and related matters

The policy of the relevant authority.

53. “Unused Loan Limit” means, for each lender, the total principal amount of the outstanding individual loans minus the Loan Limit.

This refers to the amount after deducting the amount.

54. “Assignee” means a person to whom a loan claim is assigned in accordance with the provisions of Article 30(1).

55. “Assignor” means a person who assigns a loan claim in accordance with Article 30(1).

Article 2 (Rights and Obligations of the Lender)

(1) The Lender shall assume the Loan Obligation in accordance with the terms and conditions set forth in this Agreement.

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(2) Except as otherwise provided in this Agreement, the Lenders shall exercise their rights under this Agreement separately and independently.

can be exercised.

(3) Except as otherwise provided in this Agreement, the Lender’s obligations under this Agreement are separate and independent.

and no lender may terminate its agreement because another lender has failed to fulfill its obligations.

Furthermore, the Lender shall not relieve any other Lender from its obligations under this Agreement.

shall not be liable for any failure to perform its duties.

(4) If a lender fails to make an individual loan on the desired execution date in violation of its lending obligations, the lender shall:

Upon receipt of a claim from the borrower, we will pay all damages incurred by the borrower due to such breach of loan obligations.

However, compensation to the Borrower for such damages, etc. shall be provided for separately in this Agreement.

Except in the case where an individual loan is not made on the desired execution date and a separate loan is made,

Interest and other expenses that the borrower has had to pay or will have to pay, and the desired execution date,

The difference between the interest and other expenses that the borrower would have had to pay if the loan had been made is up to

do.

Article 3 (Use of Funds)

The Borrower will use the funds procured through the loan as working capital (including refinancing funds, which include refinancing funds related to the receivables of Mizuho Bank, Ltd.).

and each lender shall have the obligation to supervise, investigate and review compliance with the use of funds set forth in this Article.

Not lose.

Article 4 (Loan Application)

(1) If the Borrower wishes to execute a loan under this Agreement, he/she shall notify the Borrower by the afternoon of the fifth business day prior to the desired execution date.

Submit your loan application to the agent by facsimile by 5:00 p.m.

By doing so, the borrower expresses his/her intention to apply for a loan to all lenders.

All documents listed below must be attached and submitted.

(i) The commitment line agreement dated October 31, 2025, and and MUFG Bank, Ltd., dated March 29, 2024 (hereinafter referred to as “the Overdraft (Dedicated Account) Agreement”).

(hereinafter referred to as “Existing Loan Agreement”), and documents showing the loan balance as of the date of loan application.

and (ii) if there is a loan balance and the loan balance is used for purposes other than working capital.

is a document that can confirm the use of funds

The borrower’s trial balance and accounts receivable with a base date within two months prior to the loan application date gold statement

The amount of commission and payment method for social business (installment payment or one payment after the provision of services)

A copy of the signed contract stating the amount of the loan and the purpose of the funds (including the lump-sum payment)

(Except in cases where the application has already been submitted.)

(2) The loan application form shall be filled out as follows:

Loan amount

The loan amount stated in the loan application form must be 100 million yen or more and in increments of 10 million yen or the total loan amount.

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The total unused credit limit of each lender shall be 100% of the amount of the loan.

The calculated individual loan disbursement amount is calculated based on (i) the amount of the loan on the desired disbursement date stated in the loan application form.

The unused loan limit of the person (however, the principal repayment date of the person is not included in the amount of the loan

If there are separate loans, all repayment obligations of the borrower relating to such separate loans shall be fulfilled.

The desired execution date will be calculated as the day before the desired execution date.

If loan applications for other loans have already been submitted, all such loans will be

(ii) the amount of the amount of the

and (b) (excluding existing working capital).

If there is a loan balance under the loan agreement, that amount and the amount of the loan under this agreement as of the desired execution date the principal amount of the loan based on the contract (excluding the amount of the loan based on the loan application form)

(The amount shall be within the range of the amount of the tax exemption.)

(a) Calculated based on the trial balance attached to the loan application form using the following formula:

Amount of current working capital generated outside of social business

<Calculation formula>

Accounts receivable (excluding accounts receivable from social business) + merchandise + supplies – accounts payable

(b) The amount of the contract (installment payment) stated in the contract concluded in the social business

For contracts with a contract amount of 12, the amount is calculated by dividing the contract amount by 12.

Desired execution date

The desired execution date stated in the loan application must be a business day during the commitment period.

It won’t happen.

Standard loan period and repayment date

The standard loan period and repayment date shall be one of the following:

(i) Standard loan period: 1 week

Repayment date:	After the standard loan period (however, the starting date of the standard loan period is the desired date

(However, if the anniversary date is not a business day,

If it falls on the following day, it will be the next business day.)

(ii) Standard loan period: 1 month, 3 months, or 6 months

Repayment date:	After the standard loan period (however, the starting date of the standard loan period is the desired date

(However, if the anniversary date is not a business day,

If the day falls on that day, it will be treated as the next business day, and the next business day will be carried over to the next month.

When the transaction is carried over, it will be the business day immediately preceding that date.

If the desired date is the last business day of the month, or if the desired execution date is

If the date does not fall within the last month of the base loan period,

The due date shall be the last business day of the month.)

(iii) In cases other than (i) and (ii) above, six months after the desired execution date (however,

The date is the desired execution date.) (However, the date is the last day of the six-month period after the

If the date does not exist in the month, the last day of that month shall be used.

The response will be one week after the desired execution date (however, the starting date will be the desired execution date).

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(The date will be a business day after the date of the repayment.) as the repayment date, and the repayment will start on the desired execution date.

The period ending on the maturity date can be used as the base loan period.

The borrower may specify a base loan period in which the repayment date exceeds the commitment period.

However, the following day of the anniversary of the one week prior to the commitment deadline (

) to the commitment deadline (including the same day),

The base loan period can be specified. In this case, the commitment period is set as the repayment date.

do.

(3) The application for a loan under subsection (1) of this Article shall be made on the date on which the agent receives the application for a loan.

The Borrower may, at any time, use the Agent’s powers in relation to all Lenders.

After receiving your loan application, you may not provide any loan to any lender, except as permitted by law.

Even in cases where the parties have a relationship of mutually beneficial interest, the application for loan under Paragraph 1 of this

Article or the loan agreement relating to such application may not be revoked, cancelled, or amended for any reason.

When the Agent receives a loan application from the Borrower, the Agent will

Copies of the loan application will be sent to all lenders by 5:00 p.m. four business days prior to the closing date.

The borrower will be notified of the fact and content of the loan application.

(4) The agent shall notify the lender that the loan application received in accordance with the procedures of this section is for a new loan.

If so, the deduction calculation stipulated in the proviso of Article 6, Paragraph 1 shall be carried out promptly, and the same shall also be carried out in accordance with Paragraph 3 of this Article.

When sending copies of the loan application to all lenders based on this, the results will be notified to all lenders in writing.

Notification will also be sent by the method of delivery.

Article 5 (Conditions for Assuming Loan Obligations)

During the commitment period, the lender will provide the loan if all of the following conditions are met at the time of the execution of each loan:

(However, regardless of whether or not a notice pursuant to Article 7, Paragraph 1 has been given.)

The satisfaction of such conditions will be determined by each lender, and other lenders and agents will bear the following:

We do not bear any responsibility for the lender’s decisions or failure to provide individual loans.

The loan application satisfies the requirements of Article 4, Paragraphs 1 and 2, and the provisions of Article 4, Paragraph 3.

The Act has come into effect in accordance with the provisions of the Act.

The lender’s lending obligations are exempted pursuant to the provisions of this Agreement (including Articles 8, 9 and 32).

has not been removed or terminated.

All items set forth in Article 18 are true and accurate.

The Borrower is not in violation of any provision of this Agreement, and no such violation will occur after the desired execution date.

There is no risk of this occurring.

No consultations have been held pursuant to Article 9, Paragraph 2.

With respect to any lender, the whole or part of the loan agreement pertaining to the loan is in accordance with Article 587-2, Paragraph 2 of the Civil Code.

It has not been released in accordance with the preceding paragraph.

The borrower has submitted all of the following documents to the agent, and the agent and and all lenders are satisfied.

(a) A seal certificate of the Borrower’s representative who signs and seals this Agreement (for a period of three months prior to the execution date of this Agreement)

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(It must have been created and issued within the last month.)

(b) A copy of the Commercial Register or a Current or Historical Certificate (as applicable to this Agreement)

It must have been prepared and issued within three months prior to the date of the conclusion.)

(c) The Board of Directors of the Borrower that has entered into this Agreement and approved the borrowing hereunder.

A certified copy of the minutes (or part thereof) or in the form prescribed by the Agent

A letter of confirmation prepared by the Representative Director stating that the formal internal procedures for such approval have been completed

Article 6 (Disbursement of Loans)

(1) The lender shall receive a loan application in accordance with Article 4 and issue a notice in accordance with Article 7(1).

and all conditions set forth in Article 5 are met at the time of individual loan disbursement,

The individual loan execution amount will be deposited into the agent’s account by 11:00 a.m. on the desired execution date.

The transaction will be concluded at the time the Agent transfers the funds from the Agent Account to the Borrower’s designated account.

The individual loan shall be deemed to have been executed for the lender.

Regarding the execution of individual loans, the lender will

The principal amount of the payment is subtracted from the individual loan amount for the new refinancing loan, and depending on the difference,

It will be handled as follows:

The individual loan disbursement amount for the new refinancing loan is equivalent to the principal of the individual loan outstanding for the old refinancing loan.

If the amount exceeds

The lender shall receive a loan application in accordance with the provisions of Article 4, and shall not give a notice pursuant to Article 7, Paragraph

1, and shall notify the lender that all conditions set forth in each item of Article 5 have been satisfied at the time of the individual loan disbursement.

In this case, the amount of the individual loan disbursed for the new refinancing loan and the amount of the individual loan outstanding for the old refinancing loan shall be

The difference between the principal amount and the amount due will be deposited into the agent’s account by 11:00 a.m. on the desired execution date.

The agent will debit the amount from the agent’s account and then transfer it to the borrower’s designated account.

At the time of payment, the entire amount of the individual loan executed will be refinanced as an individual loan related to the new loan.

However, the amount of the individual loan executed by the lender and the amount of the individual loan outstanding shall be deemed to have been executed.

Even if the difference in the amount equivalent to the principal of the loan is deposited into the borrower’s designated account,

If payment of interest or other amounts other than the principal is not made by the due date,

The execution of the individual loans related to the new refinancing loans shall be deemed not to have been made, and the borrower shall

Individual outstanding loan amounts relating to the loans will be paid in accordance with the provisions of Article 16, and the amount equivalent to the difference will be immediately paid.

To return.

The amount of the individual loan disbursement related to the new refinancing loan is equivalent to the principal of the individual loan outstanding related to the old refinancing loan.

If the amount is equal to or less than the amount

When the lender receives a loan application in accordance with the provisions of Article 4 and issues a notice in accordance with Article 7, Paragraph 1,

and all conditions set forth in Article 5 are met at the time of individual loan disbursement.

In this case, the entire amount of the individual loan will be refinanced to the new loan at the payment deadline of the old loan.

However, if the borrower refinances the old loan,

The difference between the principal amount of the individual loan outstanding and the amount of the individual loan executed, and the interest on the old loan refinanced

If the payment of the loan or other amounts other than the principal is not made by the due date,

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The execution of the individual loans relating to the

Pay the outstanding individual loan amounts in accordance with the provisions of Article 16.

(2) If the Borrower fails to disburse the full amount of the loan under paragraph 1 of this Article, the Borrower shall notify the Agent accordingly.

Agent shall immediately notify Agent, and Agent shall promptly notify Agent of the same upon receipt of such notice.

Notify the attendant.

(3) When a loan application is received in accordance with the provisions of Article 4 and the notification set forth in Article 7, Paragraph 1 is not given.

In this case, the agent may advance the lender to make an individual loan.

(However, there is no obligation.) After such advance payment, the lender

The full amount equivalent to the individual loan execution amount will be deposited into the agent’s account by the

If the payment is not completed within the time limit, the lender will be billed by the agent.

In addition to paying the amount equivalent to the individual loan execution amount,

However, if the lender makes a payment to the agent, the agent will pay the expenses incurred in making the payment.

If the advance costs and the amount equivalent to the individual loan execution amount are not paid, the Agent

The loan amount is the amount equivalent to the advance costs and the individual loan amount that the lender must bear.

The Borrower shall promptly pay the amount of the claim if the Agent requests it.

In accordance with the foregoing provisions, the Borrower shall pay such amount to the Agent.

The agent will pay the expenses that should have been paid by the lender and the amount equivalent to the individual loan amount.

If a payment is made to a lender, the lender will be deemed not to have made an individual loan.

None. If the requirements set forth in each item of Article 5 are met, the Borrower may and claim the amount equivalent to the advance costs and the individual loan amount that should have been borne by the lender.

It is possible.

Article 7 (Non-execution of Loans)

(1) If an individual loan is not provided due to the fact that all or part of the conditions set out in each item of Article 5 are not met,

A lender who has decided not to execute the loan (hereinafter referred to as the “Non-Executing Lender”) shall

By 5:00 p.m. on the business day, the Agent, Borrower and all other lenders will be notified of the reason for the cancellation.

However, even if all the conditions set out in Article 5 are met,

However, if the individual loan is not executed, the defaulting lender will be penalized for breach of loan obligation.

You cannot escape responsibility.

(2) If an individual loan that the defaulting lender has decided not to perform pursuant to paragraph (1) of this Article is refinanced as a new loan,

In the case of an application for refinancing, the borrower shall

Upon request from the agent, the amount equivalent to the principal of the individual loan outstanding will be paid from the date of the request.

The Borrower shall pay the amount due within three business days from the due date of the Old Refinancing Loan in accordance with the provisions of Article 16.

The Borrower shall pay late fees in accordance with the provisions of Article 12 for the period from the due date of the Old Refinancing Loan to the date of payment.

However, if the Borrower makes a request by 11:00 a.m. on the third business day after the date of the request,

If the borrower makes a payment in the form of a late payment, the borrower will not be obligated to pay such late payment charges, and the borrower will not be obligated to pay any late payment charges.

The principal of the individual loan outstanding made by the defaulting lender was not paid on the due date.

Article 22 shall not apply in this respect.

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(3) If a defaulting lender fails to execute an individual loan, the borrower shall notify the defaulting lender, unless it is contrary to laws and regulations.

However, failure to execute an individual loan is considered an unexecuted loan.

This does not apply if the loan constitutes a breach of the lending obligations of the assistant.

(4) After submitting a loan application, the Borrower shall notify the Bank of the details of the loan related to the individual loan before the execution of the individual loan related to the loan application.

When a contract is terminated pursuant to the first sentence of Article 587-2, Paragraph 2 of the Civil Code,

The lender and the agent shall be notified in writing of such fact.

Upon receipt of such notice, the Agent shall promptly notify all other Lenders thereof.

In the event of such termination, the Borrower shall pay the liquidation amount, if any, to the Lender.

cormorant.

(5) In the case of subsection (3) or (4) of this section, the lender shall include the amount of the liquidation proceeds, if any, in the liquidation proceeds.

The Agent shall be notified by the third business day following the date on which the calculation commences.

The Agent shall promptly notify the Borrower of such notice upon receipt.

Immediately after receiving notice from the Agent, the Company will pay the liquidation amount (if any) in accordance with the provisions of Article 16.

Pay in accordance with the following.

Article 8 (Lender’s Disclaimer)

(1) If an event occurs that makes the lender unable to provide the loan, the agent shall immediately notify the lender in writing of such event.

Notify the borrower and all lenders.

(2) If, after the notice under paragraph (1) of this Article is given, the Multiple Lenders (or, if it is difficult for the Multiple Lenders to reach a consensus,

the Agent) determine that the reason for loan impossibility has been resolved, the Agent shall

The Company will immediately notify the Borrower and all Lenders that the event that makes the loan unviable has been resolved.

(3) During the period of non-lendability, all lenders will be relieved of their lending obligations.

Article 9 (Increased Costs and Illegality)

(1) The Incremental Expense Lender may, by written notice to the Borrower through the Agent,

The company may claim the additional costs from the applicant, provided that such claim does not violate laws and regulations.

In such a case, the Borrower shall, unless it is contrary to laws and regulations, etc., pay the amount equivalent to the said expenses as an Increased Expenses Incurrence

Payment shall be made to the lender in accordance with the provisions of Article 16.

(2) The execution and performance of this Agreement and any transactions thereunder are binding on any Lender.

If any violation of laws and regulations occurs, the lender will, through the agent,

In this case, the borrower and all other lenders will be consulted and a response will be decided.

The lender shall pay all the debts owed by the borrower to the lender when the lender’s loan obligations are terminated.

You cannot refuse to pay your debts without reasonable grounds.

Article 10 (Repayment of Principal and Interest)

(1) The Borrower shall pay the principal of the Loan in one lump sum on the due date in accordance with the provisions of Article 16.

(2) The Borrower shall multiply the principal amount of each individual loan by the applicable interest rate and the actual number of days in the loan term.

The total amount of interest calculated will be paid on the principal repayment date in accordance with the provisions of Article 16.

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The calculation method is to calculate the amount on a daily basis based on one end and 365 days in a year, and the division is done at the end.

and round down to the nearest yen.

Article 11 (Prepayment)

(1) The Borrower may not make any prepayments, except for those under Article 9 or Article 32.

In such cases, the Borrower shall notify the Bank of its desire to make an early repayment in accordance with the procedures set forth in Paragraphs 2 and 3 of this Article.

All lenders who have made loans (hereinafter referred to as “early repayment lenders”) and unless you obtain the prior written consent of the Agent or pursuant to Section 4 of this Article.

isn’t it.

(2) If the Borrower wishes to make an early repayment, the Borrower shall specify the date on which the Borrower wishes to make an early repayment (hereinafter referred to as the “Early Repayment Date”).

(a) You may request early repayment by notifying the Agent at least 15 Business Days prior to the Desired Payment Date (the “Desired Payment Date”).

(b) the principal amount you wish to repay early;

(c) the amount of the loan (either the entire principal balance of the loan or an amount equal to or greater than 100 million yen and in increments of 10 million yen);

that all accrued interest and the liquidation amount, if any, on the principal amount desired will be paid on the same day;

and (d) notify in writing of the desired date for prepayment.

After receiving the application, the Company shall, at least 14 business days prior to the desired early repayment date, submit the details of paragraphs (a) through (d) of this section to the relevant early repayment

The prepayment lender shall be notified, and the prepayment lender shall notify the lender at least 10 business days before the desired prepayment date.

The Agent will be notified of the approval or disapproval of such early repayment.

The agent must receive such notice from the lender at least 10 business days prior to the desired early repayment date.

If the amount is not reached, the prepayment lender shall be deemed not to have consented to such prepayment.

The agent will decide whether or not to allow early repayment at least seven business days before the desired early repayment date.

and notify the borrower and the prepayment lender thereof.

(3) If prepayment is approved in accordance with paragraph 2 of this Article, the prepayment lender shall be liquidated.

notify the Agent of the amount of the prepayment (if any) at least two business days prior to the desired prepayment date

After receiving such notice, the Agent shall notify the Agent by the business day prior to the desired early repayment date.

The borrower shall notify the borrower of the principal and accrued interest of the loan to be prepaid.

The total amount of the liquidation amount (if any) will be paid on the desired early repayment date in accordance with the provisions of Article 16.

(4) In the social business, the payment terms of the contract are lump sum payment after the service is provided.

In violation of the provisions of Article 19, Paragraph 1, Item 8, the Agent and all Lenders have been notified in advance.

If the contract contents are changed without reporting the above (however, if the loan is changed in accordance with the provisions of Article 4, Paragraph 2,

(Except in cases where there is no impact on the calculation of the limit), the principal balance of the loan corresponding to the contract

The full amount will be paid within 15 business days from the date on which the incident became known (hereinafter referred to as the “Date on which the Incident Became Known”).

Thereafter, early repayment will be made promptly in accordance with the following provisions.

The Borrower shall notify the Bank of the date of prepayment up to 15 business days prior to the date of prepayment (hereinafter referred to as the “Prepayment Date”).

In addition, the agent will be notified of (a) the execution date of the loan to be prepaid and the principal repayment date and the principal amount, (b) the principal amount to be prepaid (the entire principal balance of the loan) (hereinafter,

(c) with respect to the Prepayment Amount, all accrued interest and any liquidated damages.

(d) the prepayment date is set out in Annex VI or

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The Agent shall notify the Borrower in writing in the form specified by the Agent.

After receiving notification, the Company shall, at least 14 business days prior to the Early Repayment Date,

Notify the prepayment lender.

The lender to be prepaid must pay the amount of the liquidation proceeds (if any) by two business days before the prepayment date.

Agent shall notify Agent before the deadline upon receipt of such notice.

The borrower will be notified of this by the business day before the repayment date.

the total amount of the principal and accrued interest and liquidation proceeds (if any) of the preceding two items on the date of early repayment,

Payment shall be made in accordance with the provisions of Article 16.

Article 12 (Late Payment Charges)

(1) If the Borrower delays in fulfilling its obligations under this Agreement to the Lender or Agent,

shall pay the amount of the delayed payment for the period from the due date (including the same day) of the delayed obligation

(hereinafter referred to as the “Delayed Obligation”) to the date (including the same day) on which the Delayed Obligation is fully performed.

The amount of the debt multiplied by an annual interest rate of 14% (unless it is contrary to laws and regulations)

Upon receiving a claim from the Agent, the Company will immediately pay the damages in accordance with the provisions of Article 16.

(2) The calculation method for the late payment charges under paragraph 1 of this Article shall be calculated on a pro rata basis on both ends and on a daily basis assuming that one year is 365 days.

Division is performed last, and any amount less than 1 yen is rounded down.

Article 13 (Commitment Fee)

(1) The Borrower shall, for each Commitment Fee Calculation Period, calculate the daily unused loan limit of each Lender.

(For the day on which repayment of an individual loan is made, the unused loan limit after such repayment shall be applied.)

In the event that a loan contract relating to an individual loan is terminated pursuant to the first sentence of Article 587-2, Paragraph 2 of the Civil Code,

The principal amount of the individual loans in question and the individual loans that the defaulting lender has decided not to make

The principal amount of the loan limit for the purpose of calculating the unused loan limit of the lender for the individual loan is

(This amount shall not be deducted.) multiplied by the commitment fee rate and divided by 365

The total amount of the amount (rounded down to the nearest yen) paid to the relevant company shall be the commitment fee.

The end date of the commitment fee calculation period (however, if the

If the lender’s loan obligation is terminated, the 16th

Payment shall be made in accordance with the provisions of Article 1.

(2) If a lender defaults on its loan obligations, the borrower shall

(hereinafter referred to as the “Defaulting Lender”),

In this section, the “period of default” means the period from the time the default occurs to the time the default occurs.

The period from the date of default resolution (including the same date) to the day before the default resolution date (including the same date)

The dates will be as follows:

1. The defaulting lender notifies the borrower, through the agent, that the defaulting lender has defaulted on its loan obligations.

The borrower accepts the offer to make an individual loan based on the application for loan at a later date.

However, if an individual loan is made, the date shall be the date on which the individual loan is made.

If the borrower rejects the request under item 1 of this paragraph,

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In addition, if the application under item 1 of this paragraph is rejected within two business days,

If the Agent does not receive any notice of acceptance or rejection from the Borrower, the Borrower may is considered to have been rejected.

In cases other than those set forth in items 1 and 2 of this paragraph, the Borrower, the Defaulting Lender and the Agent.

The date shall be determined through consultation between the two parties.

(3) In the event of a loan default event, the Borrower shall pay the commitment fee for the period during which the loan is not available.

No payment is required.

Article 14 (Agent Fee)

In consideration for the Agent’s performance of the Agent Services set forth in this Agreement, the Borrower

Unless otherwise stated, the agent fee will be paid as separately agreed between the borrower and the agent.

It must be done.

Article 15 (Expenses and Taxes)

(1) All matters arising in connection with the creation of this Agreement and related documents, as well as any changes or amendments thereto costs (including attorneys’ fees) and expenses to which the Lender and Agent are entitled under this Agreement.

All expenses incurred in securing and implementing the terms and conditions of the Agreement or in fulfilling any obligations (including attorneys’ fees)

(including the cost of the loan) shall be borne entirely by the Borrower unless contrary to laws and regulations, and if the Lender or

Agent bears such costs on behalf of the Borrower, the Borrower shall, upon receiving a request from the Agent,

Immediately pay in accordance with the provisions of Article 16.

(2) Stamp duties and other taxes incurred in connection with the creation, amendment, execution, etc. of this Agreement and related documents

All similar taxes and public dues shall be borne by the Borrower, unless they are contrary to laws and regulations, and shall not be borne by the Lender or

If the agent bears the cost on behalf of the borrower, the borrower shall

Upon receiving a claim from the Customer, the Customer shall pay the amount immediately in accordance with the provisions of Article 16.

Article 16 (Borrower’s Performance of Obligations)

(1) In order to repay the obligations under this Agreement, the Borrower shall pay any amounts for which a repayment date is specified in this Agreement.

Any amounts not specified in this Agreement will be invoiced by the Agent by the due date.

The amount will be immediately deposited by transferring the funds to the Agent’s account (if the Borrower pays the amount).

The same applies if the payment is delayed and paid at a later date. In such cases,

At that time, the Borrower’s obligation to the Agent or Lender will be deemed to have been fulfilled.

However, in the case of a loan based on an application under Article 4, Paragraph 4, in accordance with the provisions of Article 6, Paragraph 1, proviso Item 1,

When a new loan is executed, the principal of the individual loan outstanding relating to the old loan will be paid at the time of payment.

The time limit is until the time when the new loan is deemed to have been executed pursuant to Article 6, Paragraph 1, proviso 1.

The loan was granted a grace period and the new loan was executed pursuant to the proviso 1 of Article 6, Paragraph 1.

At the time when the refinancing is deemed to have been completed, the principal obligation of the individual loan relating to the old refinancing loan is deemed to have been fulfilled.

Also, based on the application under Article 4, Paragraph 4, the loan is made in accordance with the provisions of Article 6, Paragraph 1, proviso, Item 2.

When a new loan is executed, the amount of the old loan equivalent to the individual loan execution amount of the new loan is

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The principal amount of the outstanding individual loans related to the above will be refinanced as a new loan pursuant to Article 6, Paragraph 1, Item 2.

The principal obligation shall be deemed to have been fulfilled at the time when the attachment is said to have been executed.

(2) Except as otherwise provided in this Agreement, if the Borrower breaches any of the obligations under this Agreement in violation of Paragraph 1 of this Article,

If you make any payment directly to a lender other than the Agent regarding the

In this case, the lender who received the payment shall immediately transfer the received amount to the agent.

The amount will be deposited into the Agent’s Account, and the amount will be deducted from the Agent’s Account.

The Borrower will be deemed to have fulfilled its obligations with respect to the Agent and all Loans.

Unless the person gives prior written consent, the person shall not be entitled to a substitute performance (meaning a performance as defined in Article 482 of the Civil Code).

This will not allow the performance of obligations under this Agreement.

(3) Payments by the Borrower under this Article shall be applied in the following order: Provided, That if the Borrower applies Article 22

If the benefit of the term is forfeited pursuant to the application under Article 4, Paragraph 4, the provisions of Article 17, Paragraph 4 shall apply. In addition, if a new refinancing loan is executed based on the application under Article 4, Paragraph 4, the provisions of the proviso to Paragraph 1 of this Article shall take priority over the principal obligations of the individual loans related to the old refinancing loan.

Of the expenses that the Borrower is required to bear under this Agreement, the Agent will

Anything borne on your behalf, agent fees, and any late fees for these

Expenses that the Borrower is required to bear under this Agreement and that must be paid to a third party

Expenses that the Borrower is required to bear under this Agreement, which the Lender will incur on behalf of the Borrower and the late payment charges for these

Late payment charges (excluding late payment charges stipulated in items 1 and 3 of this paragraph) and liquidation gold

Commitment fee

Interest on loans

Principal of loan

(4) In the case of appropriations under paragraph 3 of this Article, if the amount appropriated is less than the amount of any of the items, the amount that is first satisfied shall be used.

Regarding the missing issues (hereinafter referred to as “missing issues”), the funds will be used for the issues up to the priority order.

the remaining amount of each payment due by the Borrower with respect to such deficiency item.

The amount will be allocated proportionally to the amount of each debt.

(5) The Borrower shall not, except as required by law or regulation, make any public payment of its obligations under this Agreement.

Taxes and public charges shall not be deducted from the amount payable by the Borrower.

If the borrower is required to pay the loan, the borrower must ensure that the lender or agent is not subject to any public taxes or charges.

You will pay any additional amounts necessary to ensure that you receive the amount you would otherwise receive.

In such cases, the Borrower shall comply with the withholding tax certificate issued by the Japanese tax authorities or other supervisory authorities.

The tax receipt must be sent to the lender or agent within 30 days of the date of payment.

and send it directly to you.

Article 17 (Distribution to Lenders)

(1) The Agent may deduct from the amount paid by the Borrower under Article 16, the amount set out in Article 16, paragraph 3.

If there is any remainder after deducting the amounts equivalent to items 1 and 2, the provisions of this Article shall apply.

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provided, however, that if such money has been paid by the Borrower pursuant to Article 7, Paragraph 2 or Article 9, Paragraph 1,

notwithstanding the provisions of this Article, Agent shall immediately distribute such money to the Defaulting Lender in the case of

Article 7, Paragraph 2, or to the Defaulting Lender in the case of Article 9, Paragraph 1.

In the case of paragraph 1, the increased expenses shall be promptly distributed to each lender who incurred the increased expenses.

(2) Prior to any distribution by the agent to the lender under this section, (a) a provisional attachment on the loan receivable may be effected.

(b) a loan claim is terminated if a provisional attachment or seizure order is served on the borrower;

In the event of an assignment of the above, the rights and obligations between the Borrower, the Agent and the Lender shall be etc. shall comply with the following provisions.

(a) The Agent may effect a provisional attachment or protective attachment of the Loan Claims pursuant to Article 19, Paragraph 3.

or receiving notice from the borrower that a seizure order has been served on the borrower.

If the Company completes distributions to the Lenders under this Article before

In this case, such distribution by the agent will result in the granting of provisional attachment rights and preservative attachment rights.

In the event of any damages incurred by the lender, the lien holder, the borrower, the lender or any other third party,

the agent shall not be liable for any such damages, and the borrower shall bear all costs and liabilities of such damages.

If the Agent suffers any damages due to such distribution,

In such cases, the Borrower shall compensate the borrower.

The Agent shall notify the Borrower of the loan amount under this Article after the Borrower deposits the amount into the Agent’s Account.

Before completing the distribution to the associate, the loan receivables to be distributed shall be subject to Article 19, Paragraph 3.

Regarding the receipt of an order of provisional attachment, protective attachment, or attachment based on

If the borrower notifies the

In such event: (i) Agent shall notify the Agent of any amounts due under this Article in respect of such notice;

and may withhold distributions based on the amount of the proceeds of the investment or in any other manner that the Agent deems reasonable.

and (ii) Agent shall be entitled to respond to such notice.

The amount received from the Borrower other than the Lender to which such notice relates shall be transferred to all Lenders other than the Lender to which such notice relates.

The agent’s response under subparagraph (i) of this section shall be distributed to the agent.

The agent’s distribution under subparagraph (ii) of this clause has resulted in the granting of provisional attachment and provisional lien.

In the event that damage occurs to the seizure party, the seizure right holder, the borrower, the lender or any other third party,

In such cases, the Agent shall not assume any responsibility whatsoever and the Borrower shall pay the costs at his/her own expense.

and shall be responsible for any damages arising from such handling or distribution.

If any damage is incurred as a result of such actions, the Borrower shall compensate for the damage.

If the Agent has not received the necessary documents in accordance with Article 19, Paragraph 1 of this Article before the Borrower deposits the funds into the Agent’s Account,

3) An order of provisional attachment, protective attachment, or seizure has been served on the person.

If you receive notice from the borrower about

In such event, (i) Agent shall notify the Lender of any amount related to such notice.

However, notwithstanding such notice, the Agent may

Provisional attachment will be made pursuant to Article 19, Paragraph 3, by the business day before the deposit is made into the account.

Notice of receipt of a provisional attachment or seizure order

If the Agent has not received the amount from the Lender, the Agent may, at its option,

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or reserve the amount to which such notice relates for distribution under this section.

Agent may also protect your personal information and respond in any other manner that Agent deems reasonable.

and (ii) Agent may notify the Agent of any payment other than the monetary amount of such notice.

The amount deposited into the Agent’s account will be transferred to all lenders other than the lender to which such notice relates.

The Agent under subparagraph (i) of this paragraph shall distribute the proceeds to the Lenders.

By the distribution act, the provisional attachment, the preservative attachment, the attachment, the borrower, the lender or

The Agent shall not be liable for any damages incurred by the User or any other third party.

The Borrower shall not bear any responsibility for the same and shall handle the matter at its own expense and responsibility.

If the borrower suffers damages or losses due to such distribution, the borrower shall compensate the borrower.

Let’s say.

(b) When notice of the assignment of the loan receivables is given to the agent.

In this case, (i) if a transfer of status has been made pursuant to Article 29, Paragraph 2 (limited to cases where the transfer of the loan receivables is made to the transferee), and the transferor and transferee have jointly notified the agent of the fact of such transfer pursuant to the same paragraph (however, if the transferor is a lender that also serves as the agent, such notice is not required);

(ii) where an assignment of claims has been made pursuant to Article 30, paragraph 1 (Article 31, paragraph 4)

(including cases where a loan receivable is deemed to have been assigned under paragraph 30 of this Article)

In accordance with Article 2, the assignor and the assignee jointly notify the agent of the fact of the assignment of the claim.

If the Transferor notifies the Transferee (however, if the Transferor is a lender also acting as Agent, no notice is required), the

Agent shall, after receiving such notice (however, if the Transferor is a lender also acting as Agent, after the Transfer of the

Position or the Transfer of the Claims),

(after the transfer), the transferee or transferee shall immediately be treated as a creditor of the loan receivables.

Agent shall initiate all administrative procedures necessary to handle such transactions.

The Borrower, the Transferor or Transferor, and the Transferee or Transferee shall be notified that the transaction procedures have been completed.

Until the recipient is notified, the previous lender is treated as the valid lender.

Such dealings by the Agent shall not affect the rights of the Transferee, the Transferee,

or other third parties, the agent shall not be liable for any damages or losses incurred by them.

We do not assume any responsibility.

(3) The distributions made by the Agent to the Lender shall be made in the order set forth in Article 16, Paragraph 3, Items 3 to 7.

In the event that there is a shortfall in the amount to be distributed, the allocation and payment of such shortfall shall be

Distribution shall be in accordance with the provisions of Article 16, Paragraph 4.

(4) Notwithstanding the provisions of Article 16, Paragraph 3, Article 16, Paragraph 4 and Paragraph 3 of this Article, if the Borrower

If the borrower loses the benefit of the term based on the

The remainder after deducting the amounts set forth in Article 16, Paragraph 3, Items 1 and 2, from the amount of the

The percentage of the amount of the debt owed by the Borrower to each Lender under this Agreement at the time of the issuance of the loan (provided that

Changes in the ratio of the amount of debt owed by the Borrower to each Lender under this Agreement by the time of distribution

If any of the following occurs, the agent will make a reasonable adjustment to the amount of the payment.

The Agent shall not be liable for any damages whatsoever arising from the distribution of the amount of the Funds.

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This will be in the order and manner deemed appropriate by the lender.

(5) If the Borrower’s payment as provided for in Article 16, Paragraph 1 is delayed beyond the payment deadline, the Agent shall not be obligated to make the distribution as provided for in Paragraph 1 of this Article on the same day.

shall make such distribution immediately after receiving the payment from the Borrower, and

If any damage occurs to the borrower or the agent, the borrower will bear the cost.

(6) Upon receiving a request from the Agent, the Lender shall

In this case, the obligation to make distributions as set forth in Paragraph 1 of this Article shall be occurs to the Agent when all such notifications reach the Agent.

If the notice is delayed without reasonable cause, the lender or agent may incur damages.

If any damage occurs, the lender who failed to give such notice shall bear the cost.

(7) The Agent may make distributions to the Lender by way of advance payment (however, the obligation

Such advance payment is not a performance of the Borrower’s obligation, and if such advance payment is made,

If the Borrower fails to fulfill its obligations relating to the advance payment by the payment deadline,

The lender who receives a distribution by way of an advance payment pursuant to the

The lender will return the loan to the agent immediately upon receiving a request for return from the agent.

Upon receiving a request from the agent, we will immediately reimburse the agent for the costs incurred in making the advance payment.

The agent will pay the amount of the advance payment received.

If the Borrower pays any out-of-pocket costs, the Borrower shall indemnify the Lender for such out-of-pocket costs.

do.

Article 18 (Representations and Warranties by Borrower)

The Borrower shall notify the Lender and the Agent on the date of the execution of this Agreement and at the time of each individual loan execution.

(However, in the case of item 6 below, at the time the lender receives the financial statements, etc.)

I represent and warrant that the matters stated in this document are true and correct.

The Borrower is a joint-stock company that has been duly established in accordance with Japanese law and is currently in valid existence.

and.

The Borrower’s execution and performance of this Agreement and any transactions thereunder shall be the sole responsibility of the Borrower’s company.

These are acts within the scope of the purpose, and the Borrower shall comply with laws and regulations, the Borrower’s articles of incorporation, and other regulations.

All procedures required by the company’s internal regulations have been completed.

The Borrower’s execution and performance of this Agreement and any transactions thereunder shall (a) be binding on the Borrower.

(b) does not violate the Borrower’s articles of incorporation or other internal rules;

and (c) any agreement with any third party to which the Borrower is a party or which binds the Borrower or its property.

It is not contrary to the contract.

The person who signs or affixes his/her name and seal to this Agreement on behalf of the Borrower must comply with laws and regulations, the Borrower’s articles of incorporation, and other

In accordance with the procedures required by the Company’s internal regulations, I have signed or affixed my name to this Agreement on behalf of the Borrower.

be authorized to stamp.

This Agreement is legal, valid, and binding on the Borrower and is enforceable in accordance with the provisions of each of its provisions.

To be something that is.

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The financial statements prepared by the Borrower shall be in accordance with accounting standards generally accepted in Japan.

The financial statements are accurate and legally prepared in accordance with the standards, and are required by law to comply with the relevant regulations.

If there is an obligation to undergo an audit, the necessary audits have been conducted.

After the end of the fiscal period ending December 2024, the amount of the loan amount shown in the financial statements prepared by the borrower for that fiscal period will be

Impairing the Borrower’s business, assets or financial condition and hindering the Borrower’s ability to perform its obligations under this Agreement.

No significant changes have occurred that could have a material impact.

No litigation, arbitration, administrative proceedings or other dispute resolution proceedings have been commenced or will be commenced with respect to the Borrower that have or may have a material adverse effect on the performance of the obligations under this Agreement.

There is no risk of this happening.

The events specified in Article 22, Paragraph 1 or 2 have not occurred or have occurred.

Fearless.

10) The borrower does not fall under any of the following items (a) to (n):

(a) Organized crime

(b) Members of organized crime groups

(c) A person who has not yet passed five years since he/she ceased to be a member of an organized crime group.

(d) Associate members of organized crime groups

(e) Companies related to organized crime groups

(f) Corporate racketeers, etc.

(g) Social movement fraud

(h) Special Intelligence Criminal Groups, etc.

(i) Other persons equivalent to (a) through (h) above.

(j) Any person who falls under (a) to (i) above (hereinafter referred to as “members of organized crime groups, etc.” in this paragraph)

A person who has a relationship that is deemed to control the business

(k) A person who has a relationship with a member of an organized crime group, etc. that is deemed to be substantially involved in the management of the company.

(l) For the purpose of obtaining wrongful gain for yourself, your company or a third party, or for the purpose of causing damage to a third party

Having a relationship that is deemed to be an unfair use of a member of an organized crime group, etc., such as for the purpose of using the member for personal gain person

(m) Providing funds or other benefits to members of organized crime groups, etc.

A person who has a relationship that is deemed to be

(n) Officers or persons substantially involved in management should be socially criticized as members of organized crime groups, etc.

Persons with whom they have a relationship

Article 19 (Borrower’s Commitment)

(1) The Borrower agrees to the following: (i) The Borrower agrees to the following: (a) The Borrower agrees to the following;

Until you have fulfilled all of your obligations under this Agreement to us and our agents,

and undertake to do so at their own expense.

When any of the events set forth in Article 22, Paragraph 1 or 2 occurs or is about to occur.

If there is any possibility that

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 19 and report it.

After the fiscal year ending December 2025, financial statements, etc. for the fiscal year ending December 2025, within 115 days from the end of the fiscal year

Submit to the agent as many copies as the agent requests.

After the fiscal year ending December 2025, a financial covenant compliance report will be submitted within 115 days of the end of the fiscal year.

The Agent shall promptly notify all Lenders of the

A copy will be sent.

115 days from the last day of each accounting period after the accounting period to which the date of this Agreement belongs (including the said accounting period)

Within the period of the relevant accounting period (or after the date of execution of this Agreement in the case of the accounting period to which the date of execution of this Agreement belongs)

The Agent shall:

Copies will be sent to all lenders promptly upon receipt.

If requested by the agent or the lender through the agent, the borrower and immediately regarding the property, management or business affairs of its subsidiaries and affiliates.

and through its agents to all lenders in writing and

Providing facilities necessary for research.

Any material change in the assets, management or business conditions of the Borrower and its subsidiaries and affiliates

If any significant changes occur or if there is a risk that such changes may occur over time,

If litigation, arbitration, administrative proceedings or other dispute resolution proceedings are commenced with respect to the Borrower that have or may have a material adverse effect on the performance of the obligations under this Agreement,

If any dispute is or may be commenced, the Agent and the

Inform all lenders in writing through the

If any of the items in Article 18 is found to be untrue, the Agent shall immediately notify the Agent.

Inform all lenders in writing through the agent and their agents.

8. In the contracts already submitted for social business, the payment terms are lump sum payment after the provision of services.

In the case of a contract that is paid by a customer, if the contents of the contract change (provided that the provisions of Article 4, Paragraph 2

(Except when there is no impact on the calculation of the maximum loan amount based on the above)

Inform all lenders in writing through their agents and lenders.

The existing borrowings set out in Appendix V shall be repaid by the commencement date of the commitment period (including the same date).

Closing the repayment and overdraft limit. Also, documents that prove the repayment and closure.

The Agent shall promptly submit the

A copy will be sent to all lenders promptly thereafter.

(2) The Borrower agrees that the Commitment Period will expire after the execution date of this Agreement and the Borrower will notify the Lender and and the Agent under this Agreement, you will comply with the following items until you have completed the performance of all your obligations under this Agreement.

We promise to do so.

Maintain the necessary licenses and permits to operate your main business and continue your business in compliance with all laws and regulations.

To do.

No change in the main business activities (including, without violating Article 20, item 1 of the same article)

(Except for changes in accordance with items 1 to 3).

Except as required by law, etc., all payments of obligations under this Agreement will be made without other unsecured collateral.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 20

Payment of debts (including secured loans for which there is a shortfall in recovery even after the liquidation of the collateral)

shall be treated at least on an equal footing with, and not subordinate to, any other party.

You will not, either yourself or through a third party, engage in any of the following acts (a) to (e):

Not having it.

(a) Violent demands

(b) Unreasonable demands that exceed legal responsibility

(c) Threatening words or actions or violent conduct in connection with transactions

(d) Spreading false information or using fraud or force to undermine the credit of the lender or agent

Any act that damages or interferes with the business of the lender or agent.

(e) Any other acts equivalent to (a) to (d) above.

The person does not fall under any of the categories set out in Article 18, paragraph 10.

(3) The Borrower shall not be subject to the service of an order of provisional attachment, preservative attachment, or attachment with respect to the Loan Claim.

When the order is issued, the Company will immediately notify all lenders through the Agent together with a copy of the order.

must be notified in writing.

Article 20 (Asset Restriction Clause)

The Borrower agrees that after the execution date of this Agreement, the Commitment Period will expire and the Borrower will no longer be a lender or agent.

The Agent and the Major Lenders will not be held liable until the Agent has fully performed all of its obligations under this Agreement.

Unless otherwise approved by the Company, any other changes that may materially affect or be likely to affect the performance of the obligations under this Agreement will not be accepted.

The following actions will not be performed.

(i) Organizational change (as defined in Article 2, Paragraph 26 of the Companies Act), merger, company split, share exchange

Conversion, share issuance, share transfer, or establishment of a self-trust

Transfer of all or part of the business or assets to a third party (sale and leaseback)

(including transfers for the purpose of

Acquisition of all or part of a third party’s business or assets

Article 21 (Financial Covenants)

The Borrower agrees that after the execution date of this Agreement, the Commitment Period will expire and the Borrower will no longer be a lender or agent.

You agree to comply with the following items until you have completed the performance of all obligations under this Agreement to the Agent.

do.

(i) From the fiscal year ending December 2025 onwards, the Company will

The amount of the net assets section on the non-consolidated balance sheet as of the end of the fiscal year ending December 2024 will be

Maintain it above 80%.

Operating profit shown on the non-consolidated income statement for each fiscal year from the fiscal year ending December 2025 onwards

Maintaining profitability.

Ordinary income shown on the non-consolidated income statement for each fiscal year from the fiscal year ending December 2025 onwards

Maintaining profitability.

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Article 22 (Reasons for Acceleration)

(1) If any of the following events occurs to the Borrower, the Lender or Agent

The Borrower shall notify all Lenders and Agents without any notice or demand from the Agent.

All obligations under this Agreement will automatically become due and the principal and interest of the loan will be immediately repaid.

The Borrower will pay the balance, settlement amount, and all other amounts that the Borrower is obligated to pay under this Agreement.

The amount will be paid in accordance with the provisions of Article 10, and all lenders’ lending obligations will be extinguished.

Suspension of payments or commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation proceedings petitions for the commencement of legal reorganization procedures or similar petitions (including similar petitions filed outside Japan)

(Including.)

When a resolution to dissolve is passed or an order to dissolve is received (when the borrower is absorbed or incorporated

Except in cases of dissolution due to a merger.

When the business is discontinued.

Suspension of transactions by a bill clearing house or by the Zengin Electronic Credit Network Co., Ltd.

When a suspension order or equivalent measure is taken by another electronic monetary claim recording institution.

Provisional attachment and preservative attachment of the deposit claims and other claims held by the borrower against the lender

An order or notice of seizure or attachment (including similar procedures outside Japan) has been issued.

When a provisional seizure or seizure order is issued, or when a disposition ordering the service of an order for provisional seizure or seizure is issued

In this case, the lender shall notify the borrower and all other lenders of the occurrence of such event.

Immediately notify the person and agent.

(2) If any of the following events occurs with respect to the Borrower, the claim of the Multiple Lenders

Upon notice from Agent to Borrower pursuant to this Agreement, Borrower shall

All debts to the Company under this Agreement will become due and payable immediately, including the principal of the loan.

and all interest, settlement fees and other payments that the Borrower is obligated to pay under this Agreement.

The members will be paid in accordance with the provisions of Article 16, and all lenders’ lending obligations will be extinguished.

Whether or not it is an obligation under this Agreement, the Borrower

When there is a delay in fulfilling all or part of an obligation.

If any of the items of Article 18 (excluding item 10 of the same article) is found to be untrue,

tree.

Article 19 (excluding Article 2, paragraph 2, items 4 and 5), Article 20 or Article 21

When any of the provisions are violated.

Except for items 1 to 3 of this paragraph, the Borrower’s obligations under this Agreement (however, Article 19, Paragraph 2,

(excluding items 4 and 5) occurs, provided that if such breach of obligation is remediable, such breach shall not be remedied for more than 10 business days from the date of such breach.

Only if you don’t erase it.

When a request for specific mediation is made (including a similar request made outside Japan).

Seizure, provisional seizure, or protective seizure of the objects of collateral pledged by the borrower to the lender or a notice of provisional disposition (including similar procedures outside Japan) is issued.

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When the property is sold or when auction procedures are commenced.

When the benefit of time has passed on the corporate bonds issued by the borrower.

The Borrower has accelerated all or part of its debts other than those under this Agreement.

or in the event of the loss of a guarantee made by the borrower for a debt incurred by a third party.

When a performance obligation has arisen but cannot be performed (however,

When the total amount of the lost profits and the amount of the inability to perform exceeds 10 million yen

Limited to.).

9) Suspending business, deciding to suspend or discontinue business, or receiving a suspension or other order from a competent government agency, etc.

When you receive disciplinary action.

10) If the representations under Article 18, paragraph 10 are found to be untrue or if the representations under Article 19, paragraph 2, paragraph 4 are found to be false,

or in violation of item 5, making it inappropriate to continue transactions under this Agreement.

When it is recognized that:

Except for the preceding items, if the business or financial condition of the Borrower deteriorates or is likely to deteriorate,

and there are reasonable grounds for doing so that it is necessary to preserve claims.

(3) If the notice under Paragraph 2 of this Article is delayed or does not arrive due to reasons attributable to the Borrower,

At the time when the Borrower is due, all of its obligations under this Agreement will become due and payable immediately.

The borrower is responsible for the payment of the principal, interest, settlement amount and other payments under this agreement.

All amounts due will be paid in accordance with the provisions of Article 16, and all lenders’ lending obligations will be extinguished.

(4) The Lender shall notify the Borrower that any of the events set forth in paragraph 1 or paragraph 2 of this Article has occurred.

If you become aware of any such event, you will immediately notify the Agent, and the Agent will notify all other lenders of the occurrence of

(5) In applying the provisions of this Article with regard to Article 18, paragraph 10 and Article 19, paragraph 2, paragraphs 4 and 5,

Even if the Borrower incurs any damages as a result of this, the Borrower shall not bear any responsibility whatsoever to the Lender or the Agent.

If any damages are incurred by the lender or agent,

The borrower shall bear all responsibility.

(6) If any event falling under any of the items of Paragraph 2 of this Article occurs or occurs with respect to the Borrower

If there is a risk of the Agent being unable to provide the Borrower with the necessary information, the Agent may, at the discretion of all Lenders,

A notice to the effect that the lender waives its right to make the claims set forth in paragraph 2 of this Article upon the occurrence of an event.

In the event that the lender becomes aware of the event, all lenders will lose their rights.

Other rights under the provisions of Article 5 (including, but not limited to, rights relating to the determination of the satisfaction of the conditions precedent)

(including, but not limited to, the right to make claims under paragraph 2 of this Article on grounds other than those mentioned above)

Don’t lose profits.

(7) If the Borrower becomes due under paragraph 1 or 2 of this Article, the Lender shall pay the liquidation amount.

(if any) by the third business day following the date on which the settlement calculation begins.

Agent shall notify Agent promptly upon receipt of such notice.

Notwithstanding the provisions of the first sentence of this paragraph, the lender shall notify the borrower of any insolvency proceedings, civil proceedings, or other proceedings.

Reorganization proceedings, corporate reorganization proceedings, special liquidation, and other similar legal reorganization proceedings (outside Japan)

(including similar proceedings in relation to the same) has commenced, the amount of the liquidation proceeds (if any) may be directly borrowed from the

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 23

The Borrower shall notify the Agent (excluding, however,

immediately after receiving notice from the lender (or the lender in the case of the second sentence of this Article), in accordance with the provisions of Article 16.

pay.

Article 23 (Set-off, Enforcement of Permitted Security Interests and Voluntary Sale)

(1) If the Borrower becomes an Agent or Loan Distributor due to the expiration of the term, the loss of the benefit of the term, or any other reason,

If an obligation to a person is to be performed, the agent or lender:

(a) Notwithstanding the provisions of Article 16, Paragraph 2, the claims of the Borrower under this Agreement and the Agent

Deposit obligations, insurance obligations and other obligations of the lender to the borrower.

may be offset against any obligations, regardless of the due date of such obligations, and (b) with prior notice.

and to receive the refund of various deposits on behalf of borrowers without going through the prescribed procedures and use the funds to repay debts.

If the principal of the individual loan is extinguished by such offset or repayment application,

If the calculation date is before the repayment date of the principal of the individual loan,

At the same time as such set-off or repayment, the person shall will pay the accrued interest and settlement amount (if any) on the individual loans that will be extinguished by the repayment allocation.

In addition, in the event of such offset or payment application, interest on the receivables and debts, settlement fees, and late payments shall

The calculation of damages etc. shall be made on the assumption that the credit and debt are extinguished on the day of calculation.

The interest rate or fee shall be in accordance with the provisions of the contract specifying the interest rate or fee, and

For the market price, the market price at the time of calculation as reasonably determined by the agent or lender

However, even if such set-off or application for repayment is made, it will not extinguish the entire debt of the Borrower.

If the amount is insufficient, the agent or lender shall

The borrower may allocate the proceeds to the loans and the borrower will not object to such allocation.

(2) The Borrower agrees to pay the Agent or the Lenders any claims they may have against the Borrower under this Agreement.

any deposit claims due and owed by the Borrower to the Agent or the Lender;

For the purpose of preserving claims based on insurance contracts and other claims that have reached their maturity

Only when necessary, notwithstanding the provisions of Article 16, paragraph 2,

In this case, the Borrower may offset any outstanding debts to the Borrower or any Lender under this Agreement.

will give a written notice of offset and offset the deposit claims, claims under insurance contracts, and other claims.

The certificates and passbooks shall be promptly submitted to the agent or lender with the registered seal.

In the case of such offsetting, the calculation of interest on credits and debts, late payment charges, etc. shall be

The calculation shall be made assuming that the debt or claim is extinguished on the day the offset notice is received, and the interest rate or rate shall be the interest rate.

The foreign exchange rate shall be determined in accordance with the contractual provisions that stipulate the rate or fee.

The market price at the time of calculation, as reasonably determined by the agent or lender, is applied.

If the payment of the debt is not sufficient to fully extinguish the debt of the borrower, the borrower may use any other method that the borrower deems appropriate.

However, if the Borrower does not specify the order and method,

In such cases, the agent or lender shall allocate the funds in the order and manner that the agent or lender deems appropriate.

and the Borrower will not object to such appropriation.

(3) If the Borrower becomes an Agent or Loan Distributor due to the expiration of the term, the loss of the benefit of the term, or any other reason,

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 24

If an obligation to a person is to be performed, the agent or lender:

Notwithstanding the provisions of Article 16, Paragraph 2, if a permitted security interest is exercised (by way of attribution or disposal liquidation),

(This includes enforcement by other means other than the legal procedure pursuant to the terms of the permissible security interest, and also includes recovery by subrogation or performance in kind.)

In the event that the principal of the individual loan is extinguished due to the enforcement of such permitted security interest,

In this case, the date of extinction of the principal of the individual loan is a day before the repayment date of the principal of the individual loan.

In such case, the Borrower shall, upon the enforcement of such Permitted Security Interest, grant to the Lender relating to such Individual Loan:

Accrued interest and liquidation proceeds (if any) on individual loans that are extinguished by the enforcement of permitted security interests shall be paid.

(4) Notwithstanding the provisions of Article 11, Paragraph 1, Article 16, Paragraph 2 and Article 20, the Borrower shall

Upon prior written notice to the Agent or the Lender, the Secured Party may voluntarily sell assets subject to permitted security interests in accordance with the agreement with the agent or lender.

and shall pay to the Agent or Lender any monies received in fulfillment of its obligations under this Agreement.

Direct payments or funds subject to a permitted security interest against the Agent or the Lender the assets of the Agent or Lender in fulfillment of its obligations under this Agreement in accordance with its agreement with the Agent or Lender.

Such payment shall be deemed to be fulfillment of obligations under this Agreement.

In the event that the principal of the individual loan is extinguished by such voluntary sale or substitute payment,

and the date of extinction of the principal of the individual loan is before the repayment date of the principal of the individual loan.

The Borrower shall, at the same time as the voluntary sale or substitute payment,

In addition, accrued interest and liquidation money (if any) relating to individual loans that are extinguished by voluntary sale or substitute payment

(if any) shall be paid.

(5) If an offset or credit is made pursuant to paragraph (1) or (2) of this Article, paragraph (3) of this Article shall not apply.

or if a permissible security interest is exercised pursuant to Section 4 of this Article,

In the event that the loan is sold or paid for in kind, the lender shall, with respect to paragraphs 1 and 3 of this Article,

With respect to paragraphs 2 and 4 of this Article, the Borrower shall promptly submit the details thereof to the Agent in writing.

Any unreasonable delay in giving such notice shall notify the lender or agent.

In the event of damage to the property, the lender who failed to give such notice or the lender who failed to give such notice shall be held liable.

This will be borne by the borrower.

Article 24 (Adjustment Between Lenders)

(1) If the Borrower’s obligations under this Agreement to any Lender are in accordance with the provisions of Articles 16 and 17,

If the lender is terminated without the debt being extinguished (such lender shall be hereinafter referred to as the “Lender Subject to Extinguishment of Debt”),

Except as otherwise provided in the Agreement, all Lenders and Agents agree to abide by Articles 16 and 17.

The result will be the same as if the debt to the lender had been extinguished, with payment being made in accordance with the provisions of

In this regard, the Company may take the following measures to transfer or acquire claims in accordance with the following provisions, or take other appropriate measures:

and coordinate between the lender and the agent.

or other appropriate measures cannot be agreed upon by all lenders and agents.

All Lenders shall comply with such measures as the Agent may determine in its sole discretion.

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When the assignment of the receivables is contemplated as part of the arrangement between the specified lender and agent

(including, but not limited to, the cases set forth in item 2 of this paragraph) includes the assignor of the claim.

The lender may refuse the transfer.

(i) The Agent shall not be liable for any damages arising from the extinguishment of the obligations in accordance with the provisions of Articles 16 and 17 if the amount relating to the extinguishment of the obligations had been paid to the Agent in accordance with the provisions of Article 16 at the time of the extinguishment of the obligations.

Other lenders and agents (hereinafter referred to in this section as “loans not subject to debt extinguishment”)

Identify the claims that the person (hereinafter referred to as “person, etc.”) would have received payment from and calculate the amount.

The debt exemption lenders are those that the agent has identified in accordance with the provisions of Item 1 of this paragraph, among the claims of the lenders,

etc. that are not subject to the debt exemption, and whose claims are calculated by the agent in accordance with the provisions of Item 1 of this paragraph.

The portion of the debt equivalent to the amount of the debt extinguishment will be purchased at face value from the lender, etc. not subject to the debt extinguishment.

do.

In the case where a claim under item 2 of this paragraph is purchased, the lender who sold the claim shall, at its own expense, promptly pay the borrower the amount of the claim in accordance with Article 467 of the Civil Code.

The notice shall be given by a deed bearing a fixed date as specified in Article 14.

(2) Notwithstanding the provisions of paragraph (1) of this Article, the provisions of paragraph (1) of this Article shall not apply in the following cases:

There will be no adjustment between lenders and only the relevant lender will receive repayment.

Set-off or payment allocation has been made in accordance with the provisions of Article 23, Paragraph 1 or 2.

If the Borrower’s obligations under this Agreement are extinguished by

When the lender exercises a permitted security interest pursuant to the provisions of Article 23, Paragraph 3.

3) The result of a third party’s enforcement or auction to enforce a security interest is a loss of the permitted security interest.

The lender will receive payment of the debt it has against the borrower under this agreement.

If

Pursuant to the provisions of Article 23, Paragraph 4, any assets subject to a permitted security interest in which the lender is the secured party.

The sale will take place and the proceeds received will be paid directly to the lender to fulfill the obligations under this Agreement.

If paid or if the assets subject to a permitted security interest in which the lender is the secured party are paid in lieu of payment is carried out and the obligation to the lender under this Agreement is extinguished.

Article 25 (Rights and Obligations of Agent)

(1) The Agent shall perform agent duties for all Lenders based on the entrustment of all Lenders,

and (ii) any other action or demand that Agent deems ordinarily necessary or appropriate in exercising its powers and conducting its Agent’s business.

Agent shall exercise its authority to ...

and shall not be liable for any failure by the lender to perform its obligations under this Agreement.

In addition, the Agent is an agent of the Lender and, unless otherwise specified, is not liable to the Borrower.

does not act as an agent of

(2) The agent is believed to be true and accurate and is signed or stamped by a proper person.

Correspondence, documents and documents received and delivered (including loan applications received pursuant to the provisions of Article 4, paragraph 1)

) and Agent may rely on the

To the extent necessary, we may act in reliance on the opinions and explanations of reasonably appointed experts.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 26 can.

(3) The Agent shall act as a good manager in fulfilling its responsibilities and exercising its powers under this Agreement.

Please pay attention to the following.

(4) Agent or any of its directors, employees or agents under this Agreement or

Unless there is willful or gross negligence, any act or omission in connection with this Agreement shall be deemed to be against the lender.

The Lenders, other than the Agent, shall not be liable for any damages whatsoever arising from the Agent’s failure to perform its obligations under this Agreement.

The Agent shall be liable to the extent that the Borrower does not reimburse the Agent for any debts and damages incurred in fulfilling the obligations.

The participation rate of lenders who also act as lenders (however, if some lenders’ lending obligations are terminated before the lending obligations of all lenders are extinguished,

If the obligation to pay is extinguished, and there is an individual loan outstanding related to the lender,

The participation rate is calculated by regarding the principal amount of the outstanding separate loan as the lender’s maximum loan amount.

After the lending obligations of all lenders are extinguished, all debts under this Agreement will be repaid.

During the period in which the loan is not yet repaid, the total principal amount of the outstanding loans of all lenders at that time shall be

In addition, the indemnification obligations of the lender shall be a percentage of the total principal amount of the outstanding loans of each lender.

If there is a lender who cannot act as an agent, the participation rate of the lender who also acts as an agent shall be

The burden calculated according to the ratio divided by the total participation ratio of lenders excluding the lender in question.

The parties shall jointly and severally indemnify the agent for the remaining amount after deducting the portion.

(5) Agent may, upon the written instruction of a Majority Lender or all Lenders,

To the extent that the action does not violate the regulations and is legal, the action will be in accordance with the instructions.

In addition, the Company shall not be liable to the Borrower or the Lender for any consequences arising from the

Except as expressly provided in the provisions of this Agreement, Gent shall not be liable for any damages whatsoever arising from the Multi-Loan.

may not act except at the written direction of any person or all lenders, and such failure to act

We will not be liable to the borrower or lender for any consequences arising from this.

(6) The Agent may, upon receipt of the application from the Borrower or the Lender,

Unless you receive notice that a cause exists, you may not know that such a cause exists.

It is deemed that

(7) The Agent does not guarantee the validity of this Agreement or the matters expressed in this Agreement.

The lender does not make a judgment based on documents, information, etc. that it deems appropriate, but rather on the borrower’s creditworthiness and

After examining other necessary matters, the Company has entered into this Agreement at its own discretion and will carry out the transactions contemplated by this Agreement.

The withdrawal will be made.

(8) If the Agent also acts as a lender, notwithstanding the Agent’s obligations under this Agreement:

The rights and obligations of the lender under this Agreement shall be the same as those of other lenders.

Generally accepted banking transactions may be conducted with the Borrower outside of this Agreement.

The Agent shall not use any information about the Borrower obtained in transactions outside of this Agreement (including information received from the Borrower)

Unless expressly stated to be sent pursuant to this Agreement, any information sent outside of this Agreement shall not be used for any purpose other than that stated in this Agreement.

(This information is deemed to be information acquired in the course of a transaction.)

In addition, the Company may not provide any other lenders with any money received from the Borrower in transactions outside this Agreement.

There is no obligation to distribute.

(9) The calculation of the individual loan disbursement amount and the calculation of the distribution amount to the lender pursuant to Article 17 shall be made by the Agent.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 27

The lender designated by the agent (hereinafter referred to as the “Fractional Lender”);

In the case where a lender also serves as an agent, the lender who also serves as an agent shall be the fractional lender.

Individual loan disbursement amounts or distribution amounts pertaining to the assistant are rounded down to the nearest yen and calculated as the cumulative total.

For individual loan disbursement amounts or distribution amounts related to the assistant,

The amount shall be the total amount minus the individual loan disbursement amount or distribution amount related to other lenders.

(10) Regarding the rounding of amounts less than one yen required under this Agreement, except as provided for in paragraph 9 of this Article,

The method shall be as deemed appropriate by the Agency.

(11) If the Agent receives any notice from the Borrower that is to be conveyed to the Lender under this Agreement, the Agent shall promptly

The details of such agreement must be notified to all lenders, and the lenders may notify the borrower or

When the Agent receives a notice that must be communicated to other lenders, the Agent shall promptly notify the other lenders of the details thereof.

The agent must notify the borrower or all lenders of the

Documents obtained from and kept by the lender will be available for inspection during normal business hours.

To be served.

Article 26 (Resignation and Dismissal of Agent)

(1) The procedure for resigning as an agent shall be as follows:

(i) The Agent shall, by giving written notice to all Lenders and Borrowers:

He may resign, provided that a successor agent is appointed and he accepts the position.

Such resignation shall not become effective until

When the notice under item 1 of this paragraph is given, the Major Lender shall, with the consent of the Borrower, appoint a successor.

Appoint a representative.

A successor agent shall be appointed within 30 days from the date of notification under item 1 of this paragraph (including the same day).

If the person to be appointed as the Borrower’s Agent is not appointed by the Majority Lender, or if the person appointed by the Majority Lender does not accept the appointment, the current Agent shall assume the Borrower’s

With consent, a successor agent may be appointed on behalf of the Majority Lender.

(2) The procedure for dismissing an agent shall be as follows:

(i) The Major Lender shall notify all other Lenders, Borrowers and Agents in writing

However, the successor agent may be dismissed by the

Such removal will not be effective until a new director has been appointed and accepted the position.

When the notice under item 1 of this paragraph is given, the Major Lender shall, with the consent of the Borrower, appoint a successor.

Appoint a representative.

(3) If a person appointed as a successor agent under subsection (1) or (2) of this section accepts the appointment,

If you accept, the predecessor agent will retain the rights as agent under this Agreement.

The successor agent will be required to hand over all documents related to this Agreement to the successor agent.

and will provide all necessary cooperation to enable the Company to fulfill its responsibilities as its agent.

(4) The successor agent shall succeed to the rights and obligations of the predecessor agent under this Agreement.

The previous agent will pay the agent’s expenses upon the appointment of the new agent.

However, the former agent is relieved of all obligations arising from any acts (including omissions) performed by the former agent during his/her term of office.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 28

The provisions of this Agreement will continue to apply in full force and effect.

(5) In addition to the cases provided for in paragraphs 1 to 4 of this Article, if any of the following cases apply,

Agent may resign by giving written notice to all Lenders and Borrowers, in which case such resignation shall be effective even if a successor Agent is not appointed.

occurs.

1) The borrower begins bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or special liquidation proceedings.

Decisions to commence other similar legal reorganization procedures (including decisions to commence similar procedures outside Japan)

(including the above) six months have passed since the incident.

If the borrower does not pay the agent fee, the agent will

Despite being notified of the payment within one month, the payment has not been made.

If more than 12 months have passed since the end of the notice period and an agent acting on behalf of the borrower

If all lenders do not agree to the request for payment of the loan.

Article 27 (Gathering of Lenders’ Wills)

(1) The procedure for gathering the will of multiple lenders or all lenders shall be as follows:

If an event occurs that requires instructions from multiple lenders or all lenders as set forth in this Agreement, the lender

If it is determined that a transaction has occurred, the agent will obtain the consent of the majority or all lenders.

A notice requesting the collection of the information may be sent to the relevant person.

The agent who receives the notice under item 1 of this paragraph shall gather the will of the majority of lenders or all lenders.

The Company will promptly notify all lenders of the intention to do so.

The lender who receives the notice under item 2 of this paragraph shall make its own decision regarding such event and

Within a reasonable period designated by the Agent (in principle, within 1 month of the date of receiving the notification under item 2 of this paragraph)

notify the Agent of the details thereof within five business days.

In the event that the will of multiple lenders or all lenders is gathered pursuant to items 1 to 3 of this paragraph,

In such cases, the Agent may borrow the content as directed by a majority or all of the Lenders.

Promptly notify the applicant and all lenders.

(2) If an event occurs that requires the consent of multiple or all lenders as provided for in this Agreement, the Borrower

If it is determined that a problem has arisen, the agent will ask the majority or all lenders to rally their opinions.

The procedure after such notification shall be as set forth in Article 1 of this Article.

The provisions of paragraphs 2 to 4 of this Act shall apply.

(3) In addition to paragraphs 1 and 2 of this Article, the Agent shall not be liable for any agreement reached by a majority of lenders or all lenders.

If the lender determines that an event requiring consolidation has occurred, the lender may consolidate the will of a majority of lenders or all lenders.

The Company may notify all lenders of the intention to take such measures.

The continuation shall be governed by the provisions of Paragraph 1, Items 3 and 4 of this Article.

Article 28 (Changes to the Contract)

(1) This Agreement may not be amended without the written consent of the Borrower, all Lenders and Agent.

It cannot be changed.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 29

(2) Notwithstanding the provisions of paragraph 1 of this Article, in the event that an Agent resigns in accordance with the provisions of paragraph 5 of Article 26,

If a successor Agent is not immediately appointed by agreement of the Majority Lenders, the Majority Lenders and the Agent (or, if the

Agent has already resigned, the Majority Lenders)

To allow each lender to exercise their rights separately by written agreement

This Agreement may be amended to the extent reasonably necessary for the purpose of the

The party making any changes to this Agreement shall promptly notify the other parties to this Agreement in writing of the changes.

The Company will notify the Company accordingly.

Article 29 (Transfer of Status)

(1) The Borrower shall not, without the prior written consent of all Lenders and Agents,

The position or rights and obligations cannot be transferred to a third party.

(2) The Lender may notify the Borrower (i) of the prior written consent of the Borrower and (ii) of the Lender’s prior written consent at least five business days prior to the Transfer Date.

and (iii) you have notified Agent of your intention to transfer the

The status under this Agreement and the accompanying rights and obligations may be transferred in whole or in part to a third party only if the following conditions are met (however, the transfer of loan receivables as provided for in Article 24 or Article 30 shall not apply).

The above (i) to (iii) do not apply to the delivery of the goods.) The Borrower may not, without reasonable cause,

Such consent may not be refused. If such an assignment is made, the Transferor and Transferee shall jointly notify Agent of the fact of such assignment (unless the Transferor is a lender that also acts as Agent) and shall notify Agent of the fact of such assignment.

Upon receipt of such notice, the Company will promptly notify all Lenders of the contents thereof.

(i) If the transfer results in the transfer of loan claims or other claims held by the Transferor against the Borrower under this Agreement to the Transferee, the consent of the Borrower shall not be required.

Consent to the assignment of the claim and the right to set-off, the right to payment, the right to exemption,

This includes the borrower’s intention to waive all defenses, including the right to cancel or cancel the loan.

and obtain a definite date for the transfer of such consent.

In the event that a portion of the status under this Agreement is transferred, both the transferor and the transferee will become lenders under this Agreement from the date of transfer, and the provisions of this Agreement will apply to the transferor.

The maximum loan amount before the transfer of the status (hereinafter referred to as the “pre-transfer maximum loan amount”) is

The amount will be reduced by the amount separately agreed upon by the transferee (hereinafter referred to as the “reduction amount”) and the transferee will receive the

The loan limit of the same amount as the reduction (however, if the transferee has already

If the lender is an assignee, the amount of the reduction shall be added to the lending limit of the lender before the transfer.

The same amount will be added to the loan limit) and the transferor will have the loan claim.

(hereinafter, such loan receivables are referred to as “Pre-Assignment Loan Receivables”),

The principal, interest, late payment charges and all other claims relating to the loan receivables before the transfer have been reduced

The amount is divided according to the percentage of the maximum amount (hereinafter referred to as the “reduction percentage”), and the reduction percentage is

The claims divided in accordance with the above (hereinafter referred to as the “Transferred Loan Claims”) are transferred to the Transferee.

and be transferred.

The transferee is a corporation residing in Japan (a corporation registered in Japan under Japanese law)

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 30

(those with branches or offices) and financial institutions (banks, insurance companies, institutional investors, etc.),

Or it must be a special purpose company established for the purpose of asset liquidation (securitization).

If the borrower loses the benefit of the term pursuant to Article 22, the borrower shall

In addition to the target company, there are also debt collection companies (Act on Special Measures Concerning Debt Management and Collection Businesses (Act of 1998)

126, as amended.)

can also be transferred.

If such transfer is made with respect to part of the status under this Agreement, (a)(i) the amount of the reduction and

(ii) The amount of the maximum loan amount before the transfer minus the reduction amount is 100 million yen or more in each case,

and (b) if the transferor has a loan claim, (i) the amount and and (ii) the amount of the loan receivables before the transfer minus the amount of the loan receivables to be transferred is

The amount must be 100 million yen or more (however, if the transferor is a lender who also acts as an agent,

This does not apply in some cases.)

Such transfer will result in withholding tax, etc., and the transferee will be

There will be no increase in the amount of interest paid by the person.

If the transferee is a person who ...

The company is not a money lender as defined in paragraph 1.

(3) The Transferor shall bear all expenses incurred as a result of the transfer pursuant to Paragraph 2 of this Article.

However, any additional expenses incurred by the Transferee after the transfer shall be subject to the provisions of Article 9. In addition, the Transferor shall pay to the Agent, together with consumption tax, 500,000 yen per

Transferee as consideration for the administrative procedures related to the transfer by the date of the transfer

(however, this does not apply if the Transferor is also a lender acting as an agent).

stomach.).

Article 30 (Assignment of Loan Receivables)

(1) Unless otherwise specified in this Agreement, the Lender shall notify the Lender that all of the following requirements are met:

The loan receivables may be transferred in whole or in part to a third party only if the transfer is approved by the lender.

The assignee will be bound by the provisions of this Agreement relating to the loan receivables it has acquired.

(Note that the transferee shall not assume any loan obligations.)

The transferee is a corporation residing in Japan (a head office or branch office registered in Japan under Japanese law).

or have a business office) and a financial institution (bank, insurance company, institutional investor, etc.),

is a special purpose company established for the purpose of asset liquidation (securitization).

If the loan becomes due under Article 22, the financial institution, etc. or special purpose

In addition to companies, there are also debt collection companies (Act No. 126 of 1998, Special Measures Law Concerning Debt Management and Collection Businesses).

(as defined in Article 2, Paragraph 3 of this Agreement, including any subsequent amendments thereto)

This can be done.

3) If such transfer is made by dividing the loan receivables, the amount of the divided loan receivables shall be

However, if the transferor is also a lender who acts as an agent,

This does not apply to cases where

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 31

Such transfer will result in withholding tax, etc., and the borrower’s

There will be no increase in interest payments.

(2) In the event of an assignment of a loan claim, the assignor and the assignee shall, as of the assignment date,

The borrower must consent to the assignment and the requirements for perfection against third parties and the borrower must be satisfied.

In writing, the right to set off, the right to payment, the right to exemption, the right to invalidity/cancellation, etc.

In this case, (i) the lender shall obtain the borrower’s intention to waive all defenses.

(ii) notify the Agent of the intention to transfer at least five business days prior to the transfer date;

The Transferor and Transferee shall jointly notify the Agent immediately of such transfer.

(However, this does not apply if the transferor is also the lender acting as the agent.)

In addition, if the loan receivables are assigned pursuant to Paragraph 1 of this Article and this paragraph, the assignor under this Agreement shall

All rights relating to the transferred loan receivables among the rights of the

In addition, the assignee shall assume all of the assignor’s obligations under this Agreement related to the loan receivables to be transferred.

In applying each provision of this Agreement to the loan receivables,

In the case of a transfer of the entire loan receivable, the transferee shall be treated as the lender, and in the case of a transfer of a portion of the loan receivable,

shall treat both the Transferor and the Transferee as Lenders under this Agreement.

(3) With regard to expenses, etc., incurred in carrying out the transfer pursuant to paragraphs 1 and 2 of this Article,

However, any additional costs incurred by the transferee after the transfer shall be borne by the transferor.

In addition, the Transferor shall, by the date of such transfer,

As consideration for the administrative procedures, each transferee will pay 500,000 yen, including consumption tax, to the agent.

(However, this does not apply if the transferor is also the lender acting as agent.)

(4) In the case of a transfer under subsections (1) and (2) of this Article, the calculation of the unused credit limit shall shall be deemed to have never been transferred.

(5) Transfer of loan receivables that does not meet the requirements set forth in this Agreement (hereinafter referred to as “unauthorized transfer” and

The transferor of the transferee is referred to as the “unauthorized transferor,” the transferee is referred to as the “unauthorized transferee,” and the transferred claim is referred to as the “unauthorized transferee.”

If a Transfer of Loans (hereinafter referred to as the “Transfer of Loans”) is made, the Borrower, the Agent and the Other Lenders shall:

In addition, if the unauthorized transfer is not made and the unauthorized transferor continues to hold the debt related to the unauthorized transfer claim,

It is sufficient to handle the information on the basis that the person is the owner of the rights, and the Company will not be liable for any damages that may arise as a result.

We will not be held responsible for any damages.

Even if the agent receives notice of the assignment of the loan receivables,

If the transfer is unauthorized, the administrative procedures set out in Article 17(2)(b) shall be carried out.

do not.

The unauthorized transferor has the authority to receive payment for the unauthorized transfer claim pursuant to Article 466, Paragraph 3 of the Civil Code.

Insofar as the unauthorized assignment of claims is concerned, the performance of the unauthorized assignment of claims shall be limited to the performance of the unauthorized assignment of claims.

Accepted by the appointed agent and, except as otherwise provided in this Agreement, unauthorized assignee or direct payment to an unauthorized assignee shall not be considered fulfillment of obligations under this Agreement and shall not be deemed to be in accordance with Article 16.

The provisions of paragraph 2 of this Act shall apply.

Any distributions made by the Lender under this paragraph shall be made to the unauthorized assignee.

You waive your right to terminate the mandate and assign any distribution rights you may have against the Agent.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 32

In addition, if the borrower receives a demand for performance of the unauthorized assignment claim from the unauthorized assignee,

In such case, the agent will be notified immediately.

The definition of a multiple lender as provided in Article 1 is a person who has an unauthorized transfer claim.

and the unauthorized assignee shall be bound by the decisions of such Major Lenders.

With the consent of the unauthorized assignee, this Agreement may be modified in accordance with Article 28, paragraph 1;

Any unauthorized assignee will be bound by any such changes.

(6) Notwithstanding the provisions of Article 23, paragraphs 1 and 2, the Unauthorized Transferee and Borrower shall

The transferable claim cannot be offset or applied to repayment.

The borrower shall settle any disputes arising from the unauthorized transfer at his/her own expense and responsibility.

If the person, agent, or other lender suffers damages or other losses due to the unauthorized transfer,

The assignor shall indemnify.

(7) The agent and other lenders shall not be liable for any damages whatsoever even if the borrower consents to the unauthorized assignment.

Unless you consent to such unauthorized assignment, you will not lose the benefits set forth in paragraphs 5 and 6 of this Article.

Article 31 (Recovery from Third Parties, etc.)

(1) With respect to the Borrower’s obligations under this Agreement, the Borrower shall not be subject to repayment by a third party in the cases permitted by this Article

(including repayment by a third party under a guarantee agreement or debt assumption agreement as provided for in Paragraphs 2 and 3 of this Article) or to repayment by a third party under a guarantee agreement (including a real guarantee) or debt assumption agreement entered into prior to the execution date of this Agreement.

Except for repayment from any third party, no repayment will be made unless Agent and all Lenders give their prior written consent.

However, if the Borrower agrees to this Agreement, payment by a third party other than the Borrower is not permitted.

This does not apply if the debtor has lost the benefit of the term for the obligations based on the contract.

(2) After the execution date of this Agreement, the Borrower may not enter into any other agreement without the prior written consent of the Agent and all Lenders.

Unless otherwise specified, guarantees and pledges (excluding revolving guarantees) for the Borrower’s obligations under this Agreement shall be and the underlying security (excluding the real guarantee) to a third party.

Debts must not be assumed by a third party.

(3) The Lender may enter into a guarantee agreement with a third party without the Borrower’s consent with respect to the Borrower’s obligations under this Agreement.

When concluding a contract for the assumption of debt (including a real guarantee), the following requirements must be met:

All of the above must be satisfied, and such guarantee agreement (including real guarantee) or debt assumption agreement

If the lender receives payment from the third party in accordance with the contract, the lender shall immediately

You must notify the agent in writing of the

When a third party exercises the right of reimbursement acquired as a result of fulfilling the guarantee obligation and the claim under this Agreement provided, however, that the Lender hereby grants the Agent, Lenders other than the Lender, and and assume all obligations equivalent to those owed to the Borrower.

Third parties will be bound by the terms of this Agreement.

The third party is a corporation residing in Japan (a head office or branch office registered in Japan under Japanese law)

or have a business office) and financial institutions, etc. (banks, insurance companies, institutional investors, etc.),

is a special purpose company established for asset liquidation (securitization), and the borrower’s subsidiary or the Borrower is not a subsidiary or affiliate of such third party.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 33

Not that.

The amount of the loan receivables acquired by a third party by subrogation is 100 million yen or more.

Such subrogation will result in withholding tax, etc., and the amount of the loan receivables to the third party will be

There will be no increase in the amount of interest paid by the person.

(4) Any guarantee agreement (including a real guarantee) or debt assumption agreement concluded without violating this Agreement.

If payment is received from the third party pursuant to Article 24, paragraph 1, no adjustment will be made between lenders through the assignment of claims as provided for in Article 24, paragraph 1. Furthermore, if a third party acquires the loan claim by subrogation in connection with such payment, such subrogation will be deemed to be an assignment of the loan claim pursuant to Article 30, and

The provisions of paragraphs 3 and 4 shall apply mutatis mutandis.

Article 32 (Termination of Lending Obligations of All Lenders)

If any of the following events occurs, the lending obligations of all lenders will be terminated.

shall be liable for all obligations under this Agreement (in the event that the lending obligations of all Lenders are terminated pursuant to item 1 of this Article,

There are commitment fees and loans with repayment due on or after the day after the commitment deadline.

In the case where the amount of the loan is less than the commitment fee and the debt related to the loan,

In the event that the loan obligation of the assistant is terminated, the repayment date will be the day after the desired termination date.

(excluding the obligations related to the Commitment Fee) will be paid immediately in accordance with the provisions of Article 16.

Until you have completed the performance of all obligations under this Agreement, the relevant provisions of this Agreement shall remain in effect insofar as they relate to the performance of such obligations.

The provisions remain in full force and effect.

When the commitment deadline has passed.

When any of the events set forth in Article 22, Paragraph 1 occurs, or when any of the events set forth in Article 22, Paragraph 2 occurs.

In the event that any of the events set forth in the preceding paragraph occurs, the Agent may

When a notice is given specifying the purpose.

The borrower submits in writing at least 15 business days prior to the desired termination date that it wishes to terminate all lender obligations.

The Borrower will notify the Agent by email and when the desired termination date arrives (in such case, the Borrower will

On the desired maturity date, the principal amount must be paid together with accrued interest and the liquidation amount (if any).

do not have.).

Article 33 (General Provisions)

(1) Confidentiality

The Borrower will not object to the disclosure of the following information:

In the event of a notice of non-execution of the loan pursuant to Article 7, Paragraph 1, any of the items of Article 22, Paragraph 1 or

In the event of any of the events set forth in Paragraph 2, the lenders will gather their opinions in accordance with Article 27.

or when necessary to protect or enforce the claims of the Agent or Lenders.

If necessary for the purpose of the Agreement or this

Information about the Borrower and its transactions with the Borrower obtained in connection with any contract other than the Contract:

Disclose to each other as reasonably necessary.

Transfer of status or loan receivables under this Agreement or transfer of the borrower under this Agreement

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 34

When the Borrower enters into a non-commissioned guarantee agreement (including a real guarantee) or debt assumption agreement for the debts assumed by the Lender, the Lender shall, on the condition that the other party shall be bound by a confidentiality obligation, notify the assignee (including a transferee of status), guarantor, or debt assumption, or any person considering the assignment, guarantee, or debt assumption (including any person acting as an intermediary in relation to such transactions), of this Agreement.

The information regarding this Agreement is the information regarding this Agreement.

the contents of this Agreement and any accompanying documents

The information contained in this Agreement includes the details of the loan receivables that are the subject of the transaction and any accompanying information.

It does not include information about the borrower’s creditworthiness obtained in connection with any other agreement.

The lender or agent is not liable for any damages arising from any applicable laws, regulations, administrative, judicial or other relevant authorities in Japan or overseas,

When ordered, instructed or requested by a central bank or a self-regulatory organization, or when requested by a lawyer or a judge

Legal scriveners, certified public accountants, auditing firms, tax accountants, rating agencies and other professionals, and

Disclose information relating to this Agreement to the extent reasonably necessary to those who have a need to receive such confidential information in the course of their duties.

To our parent company, subsidiaries, affiliates and other related companies, whether necessary for internal control purposes

Disclose information about this Agreement to the extent reasonably possible.

(2) Assumption of Risk, Release of Liability, and Indemnification

The documents submitted by the borrower to the agent or lender are not refunded due to unavoidable circumstances such as an accident or disaster.

In the event of loss, destruction or damage due to circumstances, the Borrower shall, in consultation with the Agent,

The Agent or the Lender shall notify the Lender of its obligations under this Agreement based on the accounts, vouchers, and other records of the Agent or the Lender.

In addition, the Borrower will be responsible for the Agent’s or the Lender’s claims through the Agent.

If you do so, promptly execute a replacement document and notify the agent or agent.

and submit it to the lender.

The lender or agent will use the representative and

The seal impression of the borrower and the agent shall be compared with the seal impression previously registered by the borrower with due care, and any discrepancies shall be

Regarding transactions that were not recognized as such, there was an incident of forgery, alteration, theft, etc. of a seal, and

If any damage occurs, the borrower will bear the cost.

The Borrower has violated any provision of this Agreement or any of the items in Article 18 is not true.

(hereinafter referred to as “Borrower’s Violation of Obligations, etc.”)

Actions permitted under the contract (deciding not to make an individual loan, Article 22

2 of this Article and also in accordance with Paragraph 1, Item 1 of this Article.

(including disclosing information based on the

Even if the Borrower

or the lender’s failure to make compensation pursuant to Article 25, paragraph 4, due to breach of its obligations to the lender.

The borrower shall not be liable for any damages incurred by the lender or agent as a result of the bear the cost.

(3) Severability of this Agreement

If any provision of this Agreement is invalid, illegal or unenforceable, the remaining provisions shall remain valid.

The validity, legality and enforceability will not be impaired in any way; and

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 35

Not affected.

(4) Relationship with bank transaction agreements, etc.

This Agreement and the transactions hereunder are subject to the terms and conditions of the Agreement and any other documents separately provided by the Borrower to the Lender.

The Banking Agreement and the Financial Agreement separately entered into between the Borrower and the Lender shall apply.

It will not be done.

(5) Notice

All notices under this Agreement shall be given in writing and in accordance with this Agreement.

The recipient shall be clearly informed of the address separately notified or notified by the recipient.

The parties to this Agreement shall first use one of the methods set out in (a) through (e) below.

You can change the destination by sending a notification of the change to the agent.

Cut.

(a) In-person delivery

(b) Registered mail or courier service

(c) facsimile transmissions (provided that, if requested by the Agent, an original copy shall be sent to the Agent in accordance with (a) or

(b) must be promptly delivered to the other party.)

(d) Exchange Mail (only for notices between lenders and agents)

(e) Electronic document sharing systems (limited to notifications made by agents).

The effective time of the notice under item 1 of this paragraph shall be the time when the notice is received in the case of facsimile communication under (c).

Once confirmed, if it is via an electronic document sharing system under (e), the electronic document sharing system

When the recipient receives a readable email stating that the document has been saved (however,

The recipient is unable to receive the document at the time due to a failure in the child document sharing system or other reasons beyond the recipient’s control.

If a person is unable to read documents stored on an electronic document sharing system,

when the document is actually available for reading by the recipient), or by any other means.

shall be the time of actual receipt.

(6) Changes to the notified items

The lender and the borrower shall not disclose their trade names, representatives, agents, signatures, seals, addresses, or other information.

If there are any changes to the information you have provided to the agent, please notify the agent promptly.

In addition, the lender and the borrower shall notify the agent in person in accordance with the method designated by the agent.

To register the email address to be used on the electronic document sharing system.

If there is a change, please immediately notify us of the new email address.

Follow the necessary procedures to register the service.

If the notification made under this Agreement is delayed due to failure to submit the notification or procedure set forth in item 1 of this paragraph.

If the notice is delayed or not received (notification is given in the manner specified in the preceding paragraph 1(e))

In this case, we will take measures such as setting up the electronic document sharing system necessary to receive emails.

(including cases where the time has been neglected, etc.) the time that would normally be reached shall be deemed to have been reached.

(7) Fund Settlement

In principle, the settlement of funds between the agent and the lender will be carried out via the Nationwide Bank Data Communication System.

If you wish to use the Bank of Japan Financial Network System,

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However, if the lender is a national lender, the lender must consult with the agent in advance.

If you are not a subscriber to the bank data communication system, a national bank designated by the lender

The funds are settled in the bank account in the name of the lender at the bank subscribing to the data communication system.

This shall be done.

Any transaction made under this Agreement from one of the parties to this Agreement to any other party to this Agreement

Any fees, etc. relating to payments to the parties shall be borne by the person making the payment.

(8) Calculation

Unless otherwise expressly provided, calculations in this Agreement shall be made on both ends and one year.

The calculation is based on 365 days, and the division is done at the end, with amounts less than 1 yen rounded down (however,

If the Agent deems it particularly necessary, the calculation will be made in a manner deemed appropriate by the Agent.

do.

(9) Preparation of notarized documents

The Borrower shall, whenever requested by the Agent or the Multi-Lender, commission a Notary Public.

The public notice containing the terms of this Agreement acknowledging the obligations of this Agreement and acknowledging the enforceability of the obligations under this Agreement is

The Borrower will take the necessary steps to prepare the notarized document. The costs of preparing the notarized document will be borne by the Borrower.

(10) Survival of Rights

If Agent and Lender exercise all or any of their rights under this Agreement,

If the Agent and the Agents fail to exercise or delay the exercise of the Rights,

What rights has the lender waived or what obligations has the borrower been relieved of?

shall not be construed as construed in any way and shall not affect the rights of Agent and Lenders.

(11) Governing Law and Jurisdiction

This Agreement shall be governed by the laws of Japan, and any disputes arising from this Agreement shall be decided by the Tokyo District Court.

shall be the court of first instance with non-exclusive jurisdiction.

(12) Language

This Agreement shall be written in Japanese and shall be the original.

(13) Matters to be discussed

If any doubt arises between the parties regarding matters not specified in this Agreement or the interpretation of this Agreement,

The borrower and lender will hold discussions through the agent and decide on their response.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 37

IN WITNESS WHEREOF, this Agreement has been executed by all parties in one copy, with an original retained by Agent and a copy hereof.

One copy will be distributed to each borrower and all lenders.

November 19, 2025

Borrower (address and signature):

mark
Leifras Co., Ltd.

stamp 4,000 yen

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 38

Lender and Agent (Address and Signature):

mark
Mizuho Bank, Ltd.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 39

Lender (address and signature):

mark
Saga Bank Ltd.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 40

Lender (address and signature):

mark
Fukuoka Bank, Ltd.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 41

Lender (address and signature):

mark
Resona Bank, Ltd.

Commitment Line Agreement dated November 19, 2025 with Leifras Co., Ltd 42

Annex I

Loan limits of the contracting parties and lenders

1. Borrower

Borrower and its department
Leifras Co., Ltd.
Finance and Accounting Headquarters

2. Agent

Agents and their departments
Mizuho Bank, Ltd.
Agent Business Management Department

3. Lender

Lenders and their departments	Maximum loan amount
Mizuho Bank, Ltd.
Kofunecho Corporation Division 2	600 million yen
Saga Bank Ltd.
Mugino Branch	300 million yen
Fukuoka Bank, Ltd.
Head Office Sales Department General Sales Department 2	300 million yen
Resona Bank, Ltd.
Kanda Branch	300 million yen

total	1.5 billion yen